EXHIBIT 10.1

PURCHASE AND SALE AGREEMENT
BETWEEN
CARLYLE CENTENNIAL CREST AT BARRETT LAKES, L.P.,
a Delaware limited partnership
AS SELLER
AND
STEADFAST ASSET HOLDINGS, INC.,
a California corporation
AS PURCHASER
As of September 10, 2014

16236-83

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ARTICLE 6 DEFAULT		28
6.1	Default by Purchaser	28
6.2	Default by Seller	28
6.3	Notice of Default; Opportunity to Cure	29
6.4	Recoverable Damages	29
ARTICLE 7 RISK OF LOSS		30
7.1	Damage	30
7.2	Definition of Major Damage	30
7.3	Seller's Insurance	31
ARTICLE 8 COMMISSIONS		31
8.1	Broker's Commission	31
8.2	Survival	31
ARTICLE 9 DISCLAIMERS AND WAIVERS		31
9.1	No Reliance on Documents	31
9.2	Disclaimers	32
9.3	Certain Definitions	35
9.4	Effect and Survival of Disclaimers	35
ARTICLE 10 ESCROW AGENT		36
10.1	Investment of Earnest Money	36
10.2	Payment on Demand	36
10.3	Exculpation of Escrow Agent	36
10.4	Stakeholder	36
10.5	Interest	37
10.6	Execution by Escrow Agent	37
ARTICLE 11 MISCELLANEOUS		37
11.1	Assignment	37
11.2	Notices	37
11.3	Modifications	39
11.4	Calculation of Time Periods	40
11.5	Successors and Assigns	40
11.6	Entire Agreement	40
11.7	Further Assurances	40
11.8	Counterparts	40
11.9	Severability	40
11.10	Applicable Law	40
11.11	No Third Party Beneficiary	41
11.12	Seller's Access to Records after Closing	41
11.13	Schedules	41
11.14	Captions	41
11.15	Construction	42
11.16	Termination of Agreement	42
11.17	Survival	42

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11.18	Time of Essence	42
11.19	Covenant Not to Record	42
11.20	Limitation of Seller's Liability	42
11.21	JURY WAIVER	42
11.22	Audit Requirements	41
11.23	Attorney's Fees	42

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PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of September 10, 2014 (the “Effective Date”), by and between CARLYLE CENTENNIAL CREST AT BARRETT LAKES, L.P., a Delaware limited partnership (“Seller”), and STEADFAST ASSET HOLDINGS, INC., a California corporation (“Purchaser”).
FIDELITY NATIONAL TITLE INSURANCE COMPANY (“Escrow Agent”; in its capacity as title insurer sometimes herein called the “Title Company”), having an address at 1300 Dove Street, Suite 310, Newport Beach, CA 92660, Attn: Karen Robertson, is a party to this Agreement for the limited purposes set forth herein.
W I T N E S S E T H:
ARTICLE 1
PURCHASE AND SALE
1.1    Agreement of Purchase and Sale. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey and Purchaser agrees to purchase the following:
(a)    that certain tract or parcel of land being more particularly described on Schedule 1.1(a), attached hereto and made a part hereof (the property described in this clause (a) being herein referred to collectively as the “Land”);
(b)    all those rights, easements and appurtenances pertaining to the Land (whether now or hereafter existing), including (i) all right, title and interest of Seller (if any) in and to any streets, alleys or rights-of-way (whether open, closed or proposed), within or adjacent to the Land, and (ii) all right, title and interest of Seller with respect to any easements, covenants, agreements, rights, privileges, tenements, hereditaments and appurtenances that now or hereafter benefit or burden the Land (the property described in this clause (b) herein referred to collectively as the “Related Rights”);
(c)    the buildings, structures, facilities, installations, fixtures and other improvements of every kind on the Land, including specifically, without limitation, those certain buildings containing apartment units and related facilities and commonly known as Century Crest at Barrett Lakes apartments (the property described in this clause (c) being herein referred to collectively as the “Improvements”, and the Land, the Related Rights and the Improvements being hereinafter sometimes collectively referred to as the “Real Property”);

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(d)    all of Seller's right, title and interest in, to and under all tangible personal property upon the Land or within the Improvements, including specifically, without limitation, appliances, equipment, furniture, furnishings, carpeting, draperies and curtains, tools and supplies, and other items of tangible personal property owned by Seller and used exclusively in connection with the ownership, use, maintenance or operation of the Land and the Improvements, and including those items of tangible personal property identified on Schedule 1.1(d), attached hereto and incorporated herein by this reference, but excluding (i) cash and cash equivalents (except to the extent prorated at Closing), and any reserves or other deposits funded or made in connection with any financing encumbering the Property, (ii) computer software and computer files, (iii) any time clock(s), (iv) personal property owned by tenants under the Leases, (v) any equipment installed by, or in connection with, any telecommunication or utility provider and which is owned by any party other than Seller (excluding any reversionary interest that Seller may have therein which shall be assigned to Purchaser to the extent assignable), (vi) any items owned by employees of Seller or any property manager, (vii) any items leased to Seller, (viii) any digital voice receivers used in connection with recorded music at the Property, and (ix) all brochures, advertising copy, promotional materials, manuals, reports, portfolios, binders, training materials and other items on which the name “Century” or any of the other Marks (as defined in Section 1.7) appears (the property described in this clause (d), other than the excluded items, being herein referred to collectively as the “Tangible Personal Property”). Seller agrees to cooperate reasonably, if feasible, with Purchaser to transfer any property specific computer data files in electronic format to Purchaser provided Seller will not be in breach of any license agreement or other agreement with respect to the transfer of such data;
(e)    all of Seller's right, title and interest as landlord or lessor in, to and under all written agreements listed and described on Schedule 1.1(e) (collectively, the “Rent Roll”) attached hereto and made a part hereof as well as under all similar agreements hereafter executed by Seller in accordance with the terms of this Agreement, pursuant to which any portion of the Land or Improvements is used or occupied by anyone other than Seller (the property described in this clause (e) being herein referred to collectively as the “Leases”);
(f)    all of Seller's right, title and interest in, to and under (i) the Designated Service Contracts (as defined in Section 5.7 of this Agreement); (ii) all assignable existing warranties and guaranties issued to or inuring to the benefit of Seller in connection with the Improvements or the Tangible Personal Property; (iii) all governmental permits, licenses and approvals, if any, belonging to or inuring to the benefit of Seller and pertaining to the Real Property or the Tangible Personal Property, but only to the extent that such permits, licenses and approvals are assignable and only to the extent that such permits, licenses and approvals relate to the Real Property or the Tangible Personal Property as opposed to other property of Seller or its affiliates; (iv) resident and tenant files for current residents and tenants as of the Closing Date and, to the extent in the possession of Seller or its property manager as of the Effective Date, at any time during the previous twelve (12) months; (v) architectural and civil plans and specifications (to the extent in the possession of Seller or Seller's property manager); (vi) other non-confidential and non-proprietary records owned by Seller and used in connection with the operation of the Real Property or any part thereof and located on-site as of the Closing Date; (vii) all rights to use the name “Crest at Barrett Lakes” in connection

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with the Real Property; and (viii) all assignable telephone numbers and websites domain names associated with the Real Property including but not limited to the right, at Purchaser’s expense and at Purchaser’s sole option, to use http://www.century-apartments.com/century-crest-at-barret-lakes for a period of ninety (90) days after the Closing solely for the purpose of forwarding visitors to Purchaser’s website for the Real Property; but excluding any rights in or to the use of the Marks (as hereinafter defined) (the property described in this clause (f), other than the excluded items, being sometimes herein referred to collectively as the “Intangible Property”).
1.2    Property Defined. The Land, the Related Rights, the Improvements, the Tangible Personal Property, the Leases and the Intangible Property are hereinafter sometimes referred to collectively as the “Property”.
1.3    Permitted Exceptions. The Property shall be conveyed, and Purchaser shall accept the Property, subject to the matters which are, or are deemed to be, Permitted Exceptions pursuant to ARTICLE 2 hereof (herein referred to collectively as the “Permitted Exceptions”).
1.4    Purchase Price. Seller is to sell and Purchaser is to purchase the Property for the total purchase price of Forty-Nine Million and No/100 Dollars ($49,000,000.00) (the “Purchase Price”).
1.5    Payment of Purchase Price. The Purchase Price for the Property (inclusive of the Earnest Money theretofore delivered to Escrow Agent) shall be paid at Closing in cash by wire transfer of immediately available federal funds to a bank account of Escrow Agent designated by Escrow Agent in writing to Purchaser prior to the Closing (“Escrow Agent's Account”), and, as adjusted by prorations and adjustments as herein provided shall be subsequently payable in full at Closing in cash by wire transfer of immediately available federal funds to or for the benefit of Seller.
1.6    Earnest Money.
(a)    Within one (1) business day following the Effective Date (the “Opening of Escrow”), Purchaser shall deposit with Escrow Agent the sum of Four Hundred Ninety Thousand and No/100 Dollars ($490,000.00) by wire transfer of immediately available funds (the “Initial Earnest Money”) in accordance with the wiring instructions attached hereto as Schedule 1.6(a). If, on the Inspection Date (as defined below), this Agreement is still in full force and effect, Purchaser shall deposit with Escrow Agent, within one (1) business day following the Inspection Date, an additional sum of Four Hundred Ninety Thousand and No/100 Dollars ($490,000.00) by wire transfer of immediately available funds (the “Additional Earnest Money”). The Initial Earnest Money, the Additional Earnest Money (if and when deposited) and the Extension Earnest Money (as hereinafter defined, if and when deposited), together with all interest accrued thereon, if any, shall individually and collectively be referred to herein as the “Earnest Money”. The Earnest Money shall be applied to the Purchase Price on the Closing Date and paid to Seller through the escrow process outlined herein.

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(b)    If Purchaser fails to deliver the Earnest Money, or any portion thereof, to the Escrow Agent within the time periods specified above, Seller shall have the right to terminate this Agreement, and upon such termination, Purchaser and Seller shall have no further rights, or obligations hereunder, except those which expressly survive termination of this Agreement.
(c)    In any event, if Purchaser is entitled to have the Earnest Money returned to Purchaser, pursuant to any provision of this Agreement, One Hundred and no/100 Dollars ($100.00) of the Earnest Money shall nevertheless be paid to Seller as good and sufficient consideration for entering into this Agreement. In addition, Seller acknowledges that Purchaser, in evaluating the Property and performing its due diligence investigation of the Property, will devote internal resources and incur expenses, and that such efforts and expenses of Purchaser also constitute good, valuable and sufficient consideration for this Agreement.
1.7    Ownership of Century Tradenames and Service Marks.
(a)    Purchaser hereby acknowledges and agrees that the name “Century” and any other trade name or service mark that includes the word “Century” (hereinafter collectively referred to as the “Marks”), and each of them, are trade names and service marks of Seller; that the Marks, and each of them, are the sole and exclusive property of Seller, which owns all right, title, and interest in and to the Marks, and each of them; and Purchaser agrees that, by this Agreement, Purchaser shall acquire no ownership right or interest of any kind in or to the Marks, or any of them. Purchaser further acknowledges and agrees that any use by Purchaser of the Marks, or any of them, in any manner in connection with the Property or otherwise, will result in immediate and irreparable injury to Seller and its affiliates, and that Seller and its affiliates shall be entitled to temporary, preliminary, and permanent injunctive relief against Purchaser in the event of any such use of the Marks, or any of them, by Purchaser, or in the event of any other violation by Purchaser of this Section 1.7. Purchaser may continue to use “Crest at Barrett Lakes” in the name of the Property after Closing provided Purchaser does not use the “Century” name or any of the Marks; provided, however, nothing contained herein shall be deemed to be a warranty of Seller's or Purchaser's right to use such names. Nothing herein shall limit the right (if any) of Seller to use the name “Crest at Barrett Lakes” or “Century Crest at Barrett Lakes” in any city other than Kennesaw, Georgia and the cities surrounding Kennesaw, Georgia, and nothing herein shall limit the right of Purchaser, at Purchaser’s expense at Purchaser’s sole option, to use http://www.century-apartments.com/century-crest-at-barret-lakes for a period of ninety (90) days after the Closing solely for the purpose of forwarding visitors to Purchaser’s website for the Real Property.
(b)    Seller and Purchaser shall reasonably cooperate with each other in connection with the removal of the “Century” name from the Property within sixty (60) days after Closing, including changes in signage, lease forms, marketing materials and the like.
(c)    This Section 1.7 shall survive the Closing.

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ARTICLE 2
TITLE AND SURVEY
2.1    Title Examination; Commitment for Title Insurance. Purchaser shall obtain from Title Company, at Purchaser's expense, a commitment for an Owner's Policy of title insurance (the “Title Commitment”) for the Property, along with all underlying title exception documents referenced therein.Survey. Within one (1) day following the Effective Date, Seller shall, at Seller's expense, deliver to Purchaser that certain ALTA/ACSM Land Title Survey of the Real Property dated April 10, 2014, last revised May 23, 2014, prepared by Watts & Browning Engineers, Inc., and bearing the seal of Virgil Hammond, Georgia Registered Land Surveyor No. 2554. Purchaser, may, at Purchaser’s sole cost and expense, obtain updates to such survey delivered by Seller or obtain a new survey. Such survey shall constitute the "Survey" hereunder unless Purchaser obtains an updated or new survey in which event, the Survey shall be the updated or new survey obtained by Purchaser. For purposes of the Deed to be delivered to Purchaser at the Closing, the legal description of the Property shall be the legal description attached hereto as Schedule 1.1(a), less and except any right-of-way or other conveyances made by Seller prior to the Effective Date. If, however, the metes and bounds description drawn from the Survey reflects a legal description different from the legal description attached hereto as Schedule 1.1(a), Seller shall also deliver a quit claim deed, at Closing, containing the legal description drawn from the Survey.
2.2    Title Objections; Cure of Title Objections.
(a)    Purchaser or its attorneys shall have until that date which is ten (10) days prior to the Inspection Date (the “Title Objection Deadline”) to notify Seller and its attorneys, in writing, of such objections as Purchaser may have to the Title Commitment (including the title exception documents referred to therein) or Survey, other than the Permitted Exceptions described in clauses (a) through (d) of Section 2.4. Any item contained in the Title Commitment, any matter shown on the Survey or any document that is of record and properly indexed as of the date of such initial title examination that Seller is not required or has not agreed in writing to discharge pursuant to the provisions of Sections 2.3 or 2.5 shall be a “Permitted Exception”.
(b)    In the event Purchaser shall notify Seller of objections to title or to matters shown on a Survey on or before the Title Objection Deadline, Seller shall have the right, but not the obligation, to cure such objections except as otherwise expressly provided in this Section 2.3(d), hereinbelow. On or before the fifth (5th) day following Seller's receipt of Purchaser's notice of objections, Seller shall notify Purchaser in writing whether Seller elects to attempt to cure such objections (and Seller's failure to provide such a notice shall be deemed an election by Seller not to cure any such objection). If Seller elects to attempt to cure, then Seller shall use commercially reasonable efforts to attempt to remove, satisfy or cure the same to Purchaser’s reasonable satisfaction. If Seller elects (or is deemed to have elected) not to cure any objections specified in Purchaser's notice, or if Seller notifies Purchaser of Seller's intent to cure any objection and thereafter Seller fails or is unable to effect a cure prior to Closing (or any date to which the Closing has been extended), then in either such case Purchaser shall have the right to elect one, but not both, of the following options, which election must in each case be made within the time period provided in paragraph (c) below:

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(i)    to accept a conveyance of the Property subject to the Permitted Exceptions, specifically including any matter objected to by Purchaser which Seller is unwilling or unable to cure, and without reduction of the Purchase Price; or
(ii)    to terminate this Agreement by sending written notice thereof to Seller, and upon delivery of such notice of termination, this Agreement shall terminate and the Earnest Money shall be returned to Purchaser, and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder with respect to the Property, except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement; provided, however that if such termination is due to an objection that Seller previously notified Purchaser that Seller intended to cure and thereafter failed to do so prior to Closing, then Seller shall additionally pay to Purchaser, concurrently with such termination, Purchaser’s Third Party Costs (as hereinafter defined), which obligation shall survive termination.
(c)    If Seller notifies Purchaser that Seller does not intend to attempt to cure any title objection, or if Seller is deemed to have elected not to cure any title objections, or if Seller notifies Purchaser of Seller's intent to cure any objection and Seller later notifies Purchaser that Seller has failed or will be unable to effect a cure thereof, then in any such case Purchaser shall, within five (5) days after receiving Seller's notice or the date of Seller's deemed election or notice of failed cure, as applicable, notify Seller in writing whether Purchaser shall elect to accept the conveyance under clause (b)(i) above or to terminate this Agreement under clause (b)(ii) above (with Purchaser's failure to provide such a notice deemed an election by Purchaser to accept conveyance under clause (b)(i) above).
(d)    Notwithstanding anything contained herein to the contrary, Seller shall be obligated at Closing to discharge (i) all mortgages of Seller (regardless of whether Purchaser objects to such mortgage), (ii) all monetary liens arising by, through or under Seller, and (iii) all exceptions or encumbrances created by, through or under Seller in violation of Section 2.6 hereinbelow. The term “mortgage” as used herein includes any mortgage, deed of trust, deed to secure debt and similar security instrument securing an indebtedness of Seller and encumbering the Property or any portion thereof; the terms “discharge” and “discharged” as used herein include compliance with a statutory bonding procedure that has the legal effect of removing the mortgage or item as a lien on the Property or otherwise allows the mortgage or item to be removed from the title exceptions in the Title Policy (as defined below).
2.3    Conveyance of Title. At Closing, Seller shall convey and transfer the Property to Purchaser. It shall be a condition to Purchaser's obligation to close this transaction that title to the Real Property conveyed and transferred to Purchaser shall be such title to the Real Property as will enable the Title Company to issue to Purchaser an extended coverage American Land Title Association (ALTA) Form 2006 Owner's Policy of Title Insurance for the Property (the “Title Policy”) covering the Real Property, in the full amount of the Purchase Price, subject to the following matters, which shall be deemed to be Permitted Exceptions:

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(a)    the rights of tenants, as tenants only, without any right to acquire any portion of the Property, under the Leases described in the Rent Roll and any new Leases entered into between the Effective Date and Closing and (if required) approved by Purchaser in accordance with the terms of this Agreement;
(b)    the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the date of Closing, subject to adjustment as herein provided;
(c)    local, state and federal laws, ordinances or governmental regulations, including but not limited to, building, zoning and land use laws, ordinances and regulations, now or hereafter in effect relating to the Property;
(d)    all items set forth as exceptions in Schedule B, Part II, of the Title Policy delivered to Purchaser by the Title Company at Closing;
(e)    additional items, if any, appearing of record or shown on the Survey, except to the extent Seller agrees or is required to cure any such matters pursuant to Section 2.3 or 2.5 hereof;
(f)    monetary liens arising by, through or under Purchaser; and
(g)    additional items, if any, approved by Purchaser pursuant to Section 2.6 hereof.
2.4    Pre-Closing “Gap” Title/Survey Defects. Whether or not Purchaser shall have furnished to Seller any notice of title objections pursuant to the foregoing provisions of this Agreement, Purchaser may, at or prior to Closing, notify Seller in writing of any objections to title or survey matters affecting the Property and first raised by the Title Company or the Surveyor between (a) the date of the most recent version of the Title Commitment and/or Survey, as applicable, and (b) the Closing Date; provided, however, that Purchaser must notify Seller of any such objections within five (5) business days of Purchaser's first receipt of the updated Title Commitment, updated survey or other document, whichever first provides notice of the condition giving rise to any such objection. With respect to any objections to title or survey matters set forth in such notice, except for objections arising or resulting from Seller's breach of the covenant contained in Section 2.6 hereof, Seller shall have the same option to cure and Purchaser shall have the same option to accept title subject to such matters or to terminate this Agreement as those which apply to any notice of objections made by Purchaser on or before the Title Objection Deadline.

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Seller's Covenant Not to Encumber. Seller agrees that, between the Effective Date and the Closing Date, Seller will not sell, assign, rent, convey (absolutely or as security), grant a security interest in, or otherwise encumber or dispose of, the Property (or any part thereof or estate therein) in any manner that will survive Closing, except as approved in writing by Purchaser or as expressly provided in this Agreement. Notwithstanding the foregoing, Seller shall have the right to (i) continue leasing apartment units in the Property in the manner described in Section 5.4(b) hereof, (ii) terminate, amend or enter into service contracts in the manner described in Section 5.4(g) hereof, and (iii) use, deplete, remove or replace items of Tangible Personal Property in the ordinary course of business, provided any appliances, leasing office and pool furniture, fitness center equipment and other similar items of equipment or furniture so removed by Seller are promptly replaced by Seller, at its cost, with items of comparable value and utility.
ARTICLE 3
INSPECTION
3.1    Right of Inspection.
(a)    Beginning on the Effective Date, and continuing thereafter so long as this Agreement remains in full force and effect, Purchaser and its agents, representatives, contractors and consultants shall, at Purchaser’s sole cost and expense and upon two (2) business days prior telephonic notice to Seller, have the right to make physical inspections of the Property and to examine at such place or places at the Property, in the offices of the property manager, any operating files maintained by Seller or its property manager in connection with the operation, leasing, maintenance and/or management of the Property, including, without limitation, the Leases, lease files, service contracts, bills, invoices, receipts and other general records relating to the income and expenses of the Property, correspondence, surveys, plans and specifications, warranties for services and materials provided to the Property and similar materials, but excluding materials not directly related to the operation, leasing, maintenance, and/or management of the Property such as Seller's internal memoranda, financial projections, insurance policies (other than certificates), operating budgets, appraisals, accounting and tax records (other than accounting records specifically set forth in the list of Deliveries or required under Section 11.22) and similar proprietary or confidential information (the “Excluded Items”). Seller shall have the right, but not the obligation, to have one of its representatives accompany Purchaser or its representatives on each such inspection or examination. Seller shall reasonably cooperate with Purchaser in its inspections and examinations of the Property, but Seller shall not be obligated to incur any liability, undue time commitment or expense in connection therewith. In addition to the foregoing, Seller shall provide to Purchaser, within three (3) days after the Effective Date, at the sole expense of Seller, all documents pertaining to the Property described on Schedule 3.1 attached hereto or otherwise reasonably requested by Purchaser, but excluding any Excluded Items; provided, however, that Purchaser agrees that the items notated thereon as “to be made available at the Property only” shall not be delivered by Seller to Purchaser but shall be made available to Purchaser at the Property and all items noted thereon as "electronic" shall be delivered to Purchaser in an electronic format.

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(b)    Purchaser’s inspections of the Property shall not damage the Property in any respect, shall not be invasive in any respect (including, without limitation, soil borings, test pits, groundwater testing, or Phase II or Phase III environmental testing; it being agreed by Seller that testing for radon shall not be deemed invasive), and shall be conducted in accordance with standards customarily employed in the industry and in compliance with all governmental laws, rules and regulations. Following each such entry by the Purchaser Parties with respect to the Inspections, Purchaser shall promptly restore, or cause to be restored, any damage caused to the Property by Purchaser or its employees, agents or representatives during any Inspections to substantially its original condition as existed immediately prior to any such Inspections. Purchaser shall not have the right to submit any samples or other materials to any testing laboratory or similar facility without obtaining the prior written consent of Seller other than as is customary in connection with friable asbestos specifically identified in a Phase I environmental assessment or radon assessment.
(c)    Purchaser shall indemnify, hold harmless and defend Seller, its members, and their respective, members, affiliates, indirect owners (including trusts and plans), trustees, officers, directors, shareholders, agents and employees from and against any and all claims, demands, causes of action, liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees and expenses and court costs incurred in defending any such claim or in enforcing this indemnity but expressly excluding punitive, consequential, special or incidental damages, except to the extent actually required by law to be paid to a third party unaffiliated with Seller) of whatsoever nature (for purposes of this Section 3.1, individually a “Claim” and collectively, “Claims”) that are incurred by Seller or any other indemnified party and arising out of or in connection with the acts or omissions of Purchaser and its agents, representatives, contractors and consultants, or any of them, in connection with the Inspections of the Property, including but not limited to Claims arising out of or in connection with personal injury or death of persons, loss, destruction or damage to property, or liens or claims of lien filed against the Property, but excluding any Claims to the extent of any gross negligence or willful misconduct of Seller or any other indemnified party. Notwithstanding the foregoing, Purchaser shall have no liability for pre-existing conditions discovered by any inspection of the Real Property except to the extent actually aggravated by Purchaser. This Section 3.1(c) shall survive Closing or any termination of this Agreement.
3.2    Right of Termination. Seller agrees that in the event Purchaser determines, in Purchaser's sole and absolute discretion, that it does not wish to acquire the Property for any reason or no reason, then Purchaser shall have the right to terminate this Agreement by giving written notice of such termination to Seller on or before the date that is thirty (30) days following the Opening of Escrow (the “Inspection Date”). Upon any such termination of this Agreement pursuant to Purchaser's rights under this Section, 3.2 the Earnest Money shall be promptly returned to Purchaser in accordance with Section 1.6 hereof, and Purchaser and Seller shall have no further rights and obligations hereunder except those which expressly survive termination of this Agreement. If Purchaser fails to give Seller timely notice of termination on or before the Inspection Date, then Purchaser shall no longer have the right to terminate this Agreement under this Section 3.2 and (subject to any contrary provisions of this Agreement) shall be bound to proceed to Closing and consummate the transaction contemplated hereby pursuant to the terms of this Agreement. Time is of the essence with respect to the provisions of this Section 3.2. The period commencing on the

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Effective Date and ending on the Inspection Date may sometimes be referred to herein as the "Inspection Period".
3.3    Confidentiality.
(a)    Purchaser acknowledges that all reports and other information provided to Purchaser, including those items set forth and described in Schedule 3.1 hereof (the “Deliveries”), under this Agreement or separate arrangement with Seller or Broker are for informational purposes only and shall not be construed as a representation or warranty on the part of Seller or any other party regarding the Property. Notwithstanding any provision of this Agreement, Purchaser shall not have access to, and Seller shall not be obligated to make available to Purchaser, any confidential, proprietary or privileged information of Seller related to the Property, such excluded materials to include Seller’s internal memoranda, financial projections, operating budgets, appraisals, tax returns and similar proprietary, confidential or privileged information. Notwithstanding anything in the foregoing to the contrary, Seller will make available to Purchaser financial statements, operating reports and rent rolls used in Seller’s ordinary course of business.
(b)    The existence and contents of this Agreement, the negotiations of parties with respect to the possible sale and purchase of the Property and any matters disclosed by any Inspections undertaken by Purchaser with respect to the Property and any additional information furnished by Seller to Purchaser from time to time (including, without limitation, the Deliveries) shall be kept confidential and shall not be disclosed to any third parties without the consent of both parties hereto, except for any disclosure (i) that may be required by law to be made to any applicable governmental or quasi-governmental authorities or any other person or entity, or (ii) of information otherwise in the public domain. No advertisement or other publicity concerning this transaction shall be made or disseminated by either party at any time without the review and approval of both parties hereto. Both parties recognize the need to disclose, and agree to the disclosure of, certain aspects of this transaction to their respective lenders, investors, accountants, attorneys and other consultants. Neither party is responsible for the actions of third parties as to the disclosure of confidential information, but each party agrees to inform their lender, investors, accountants, attorneys and other consultants of the confidentiality of this transaction and all such other information and, upon request of the other, agrees to use reasonable efforts to obtain confidentiality agreements from such third parties. Notwithstanding the foregoing of this Section 3.3, either of Seller or Purchaser (or both) may issue a press release generally describing the transaction from and after Closing, provided that any such press release issued by either party must be approved in advance by the other party if and to the extent that it identifies the other party or any non-public information relating thereto. Notwithstanding anything in this Agreement to the contrary, Seller hereby acknowledges and agrees that Purchaser or its affiliates, agents, consultants and/or representatives may communicate with any local governmental authority having jurisdiction over the Property for the purpose of gathering information reasonably related to the zoning compliance of and taxes relating to the Property.

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(c)    If this Agreement is terminated, Purchaser shall, within seven (7) days from the date of such termination, return or cause to be returned to Seller all Deliveries and, if requested by Seller and upon reimbursement of Purchaser's actual costs therefor, deliver to Seller copies of all third party reports prepared by or on behalf of Purchaser (to the extent Purchaser is legally entitled to do so), without representation or warranty and without any right of reliance thereon. The provisions of this Section 3.3 shall survive the termination of this Agreement.

ARTICLE 4
CLOSING

4.1    Time and Place. The consummation of the transaction as contemplated hereby (“Closing”) shall be held at the office of Escrow Agent on the date that is thirty (30) days following the Inspection Date, via escrow funds and fully executed documents. At Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3. The Closing may be held at such other place or such earlier time and date as Seller and Purchaser shall mutually reasonably approve in writing. Notwithstanding the foregoing, Purchaser shall have the right to extend Closing for up to thirty (30) days beyond the original outside Closing Date upon delivery of written notice to Seller at least three (3) business days prior to the then-scheduled Closing Date, along with a simultaneous delivery to Escrow Agent of an additional Earnest Money deposit, by wire transfer of immediately available funds, in the amount of Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00) (the “Extension Earnest Money”). The Extension Earnest Money shall be applied as a credit against the Purchase Price at Closing. The date on which the Closing is scheduled to occur hereunder (or, if earlier or as extended hereby, the date on which Closing occurs) is sometimes referred to herein as the “Closing Date”. The parties will endeavor to “pre-close” on the business day prior to the Closing Date, so as to allow the wire transfers of the Purchase Price from Purchaser and/or its lender to Escrow Agent to occur at the opening of business on the Closing Date or as promptly thereafter as practical.

4.2    Seller's Obligations at Closing. At Closing, Seller shall:
(a)    deliver to Purchaser a duly executed limited warranty deed in the form attached hereto as Schedule 4.2(a) and by this reference made a part hereof, conveying the Real Property to Purchaser subject only to the Permitted Exceptions (collectively, the “Deed”);

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(b)    deliver to Purchaser a bill of sale and assignment and assumption of leases and service contracts, in the form attached hereto as Schedule 4.2(b) and by this reference made a part hereof, duly executed by Seller, pursuant to which (i) Seller shall convey the Tangible Personal Property and the Intangible Property to Purchaser, and (ii) Seller shall assign to Purchaser, and Purchaser shall assume from and after the date of Closing, Seller's interest in and to the Leases and Designated Service Contracts, as amended or supplemented pursuant to this Agreement (collectively, the “Bill of Sale and Assignment”);
(c)    join with Purchaser to execute a notice (the “Tenant Notice”) in the form of Schedule 4.2(c) attached hereto, which Purchaser shall send to each tenant under each of the Leases informing such tenant of the sale of the Property and of the assignment to Purchaser of Seller's interest in, and obligations under, the Leases (including, if applicable any security deposits) and directing that all rent and other sums payable after the Closing under each such Lease shall be paid as set forth in the notice;
(d)    deliver to Purchaser a certificate (the “Seller's Closing Certificate”), dated as of the date of Closing and duly executed by Seller, in the form of Schedule 4.2(d) attached hereto, stating that the representations and warranties of Seller contained in Section 5.1 of this Agreement are true and correct in all material respects as of the date of Closing (with necessary modifications to reflect any changes therein or identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change); provided, however, that the inclusion of any change or exception in such certificate shall not prejudice Purchaser's rights under this Agreement with respect to the subject matter of such change or exception, including the right of Purchaser to terminate this Agreement and receive a return of the Earnest Money, as provided in Section 4.6 or Section 6.2, as the case may be. The Seller's Closing Certificate shall include an updated Rent Roll dated no earlier than two (2) days prior to the Closing Date as to which Seller shall make the same representations and warranties, as of the date of such Rent Roll, as Seller makes under Section 5.1(d) with respect to the Rent Roll attached hereto;
(e)    deliver to Purchaser such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;
(f)    deliver to Purchaser an affidavit duly executed by Seller stating that Seller is not a “foreign person” as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act;
(g)    deliver to the Title Company a title insurance affidavit, duly executed by Seller or a representative of Seller, in form and content reasonably satisfactory to Seller and the Title Company regarding construction, debts, liens and parties in possession and other matters customarily required by Title Company and, if applicable, a customary “gap” indemnity not to exceed five (5) days in duration and otherwise in form and substance reasonably acceptable to Seller;

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(h)    deliver to Purchaser at the Property the Leases, together with such leasing and property files and records, and other Deliveries, all to the extent not previously delivered and the originals thereof to the extent in Seller’s or Seller' property manager's possession;
(i)    deliver to Purchaser possession and occupancy of the Property, subject only to the Permitted Exceptions;
(j)    deliver a closing statement evidencing the transaction contemplated by this Agreement and such additional documents as shall be reasonably requested by the Title Company or required to consummate the transaction contemplated by this Agreement; provided, however, that in no event shall Seller be required to indemnify the Title Company, Purchaser, or any other party pursuant to any such documents, or undertake any other material liability not expressly contemplated in this Agreement, unless Seller elects to do so in its sole discretion;
(k)    if the legal description attached hereto as Schedule 1.1(a) differs from the legal description of the Property drawn from the Survey, Seller shall at Closing deliver (in addition to the Deed) a quit claim deed conveying the Property pursuant to the legal description drawn from the Survey, which legal description shall be subject to Seller's approval, which approval shall not be unreasonably withheld;
(l)    deliver to Purchaser a broker lien waiver affidavit, as is customary in the State of Georgia; and
(m)    deliver to the Title Company an affidavit affirming the residence of Seller, as required by Georgia law, duly executed by Seller or a representative of Seller, in form and content reasonably satisfactory to Seller and the Title Company.
4.3    Purchaser's Obligations at Closing. At Closing, Purchaser shall:
(a)    deliver to Escrow Agent the full amount of the Purchase Price (inclusive of the Earnest Money theretofore delivered to Escrow Agent) as increased or decreased by prorations and adjustments as herein provided, prior to 3:00 p.m. (Eastern time) on the Closing Date, in immediately available federal funds wire transferred to Escrow Agent's Account, and deliver to Escrow Agent instructions to release the full amount of the Purchase Price, as increased or decreased by prorations and adjustments as herein provided, to Seller;
(b)    join Seller in execution of all counterparts of the Bill of Sale and Assignment and the Tenant Notice. In connection with the Tenant Notice, Purchaser shall deliver to each and every tenant of the Property under a Lease thereof a signed statement acknowledging Purchaser's receipt and responsibility for each tenant's security deposit (to the extent credited or delivered by Seller to Purchaser at Closing), if any, all in compliance with and to the extent required by the applicable law. The provisions of this sub-section shall survive Closing;
(c)    deliver to Seller such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser;

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(d)    deliver to Seller a certificate dated as of the date of Closing and duly executed by Purchaser, stating that the representations and warranties of Purchaser contained in Section 5.5 of this Agreement are true and correct in all material respects as of the date of Closing (with necessary modifications to reflect any changes therein or identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change); provided, however, that the inclusion of any change or exception in such certificate shall not prejudice Seller's rights under this Agreement with respect to the subject matter of such change or exception, including the right of Seller to terminate this Agreement and receive the Earnest Money, as provided in Section 4.7 or Section 6.1, as the case nay be;
(e)    deliver a closing statement evidencing the transaction contemplated by this Agreement and such additional documents as shall be reasonably requested by the Title Company or required to consummate the transaction contemplated by this Agreement; provided, however, that in no event shall Purchaser be required to indemnify the Title Company, Seller, or any other party pursuant to any such documents, or undertake any other material liability not expressly contemplated in this Agreement, unless Purchaser elects to do so in its sole discretion; and
(f)    deliver to Seller a broker lien waiver affidavit, as is customary in the State of Georgia.
4.4    Credits and Prorations.
(a)    All income and expenses in connection with the operation of the Property shall be apportioned, as of 11:59 p.m. (Eastern time) on the day prior to the Closing Date, as if Purchaser were vested with title to the Property during the entire Closing Date, such that, except as otherwise expressly provided to the contrary in this Agreement, Seller shall have the benefit of income and the burden of expenses for the day preceding the Closing Date and the Purchaser shall have the benefit of income and the burden of expenses for the Closing Date and thereafter. Items (1)-(5) below will be prorated at Closing utilizing the information known at that time. A post-closing “true-up” shall take place within ninety (90) days of the Closing Date to adjust the prorations of said items (1), (3), (4) and (5), if necessary, and within a reasonable time to adjust the proration of said item (2), if necessary. Such prorated items shall include, without limitation, the following:
(1)    rents, if any, based on the amount collected for the current month. The term “rents” as used in this Agreement includes all payments due and payable by, or received from, tenants under the Leases other than refundable deposits, application fees, reimbursement payments that are attributable to periods prior to Closing, late charges, pet and cleaning charges and termination payments (which refundable deposits shall be treated as set forth in Section 4.4(b)(1), but such other amounts shall be retained by Seller);
(2)    ad valorem taxes and assessments levied against the Property (including personal property taxes on the Tangible Personal Property), which shall be prorated as set forth in Section 4.4(b)(2) hereof;

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(3)    payments or amounts due under the Designated Service Contracts. To the extent any rebate, concession or commission payable to Seller under any Designated Service Contract has accrued before Closing but has not been paid to Seller, Seller shall receive a credit for such accrued amounts at Closing; Seller shall retain any signing bonus or similar payments received by Seller before Closing to the extent solely relating to the period prior to Closing and all other up-front payments shall be prorated;
(4)    gas, electricity, water and other utility charges for which Seller is liable, if any, such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing or the most recent utility bill received by Seller, as applicable, including, without limitation, water charges not yet due and payable to such utility provider at Closing, but which amounts are customarily billed directly to Seller and reimbursed by tenants; and
(5)    any other operating expenses, income or other items pertaining to the Property which are customarily prorated between a purchaser and a seller in comparable commercial transactions in the area in which the Property is located.
(b)    Notwithstanding anything contained in the foregoing provisions:
(1)    At Closing, (A) Seller shall credit to Purchaser the amount of such unforfeited resident deposits as shown on the rent roll, and (B) Purchaser shall credit to the account of Seller all refundable cash or other deposits posted with utility companies serving the Property, or, at either party's option, Purchaser shall contract directly with the utility companies and Seller shall be entitled to receive and retain such refundable cash and deposits; provided that Purchaser and Seller will cooperate so that utility service to the Property is not interrupted. For the purposes of this Section 4.4(b)(1) the term “unforfeited resident deposits” means any refundable resident deposits which are held by Seller and which Seller has not applied against delinquent rents, property damage or otherwise in accordance with the applicable Lease.
(2)    Any ad valorem taxes for the current year paid at or prior to Closing shall be prorated based upon the amounts actually paid for the current tax year. If all taxes and assessments for the current tax year have not been paid before Closing, then Seller shall be charged at Closing an amount equal to that portion of such taxes and assessments which relates to the period before Closing and Purchaser shall pay the taxes and assessments prior to their becoming delinquent. Any such apportionment made with respect to a tax year for which the tax rate or assessed valuation, or both, have not yet been fixed shall be based upon the tax rate and/or assessed valuation last fixed. To the extent that the actual taxes and assessments for the current tax year differ from the amount apportioned at Closing, the parties shall make all necessary adjustments by appropriate payments between themselves following Closing promptly following the availability of the final tax bills. For avoidance of doubt, any refunds generated from appeal of ad valorem taxes for year

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(s) prior to the current year shall remain the property of Seller and paid to Seller by Purchaser, if and to the extent received by Purchaser; provided however that Seller shall have no right to commence any appeal after the Effective Date.
(3)    Gas, electricity, water and other utility charges referred to in Section 4.4(a)(4) above which are payable by any tenant directly to a third party shall not be apportioned hereunder, and Purchaser shall accept title subject to any of such charges which are unpaid and Purchaser shall look solely to the responsible tenant for the payment of the same.
(4)    If Seller shall have paid any gas, electricity, water or other utility charges referred to in Section 4.4(a)(4) above directly to a third party which are reimbursable by tenants, but shall not have been reimbursed therefor by the time of Closing, Seller shall not receive any credit for such charges so paid by Seller. Rather, Purchaser shall use reasonable efforts for a period of sixty (60) days after the Closing Date, to collect all such reimbursable utility bills for utility charges incurred by Seller and reimbursable to Seller from the tenants under the Leases for periods prior to Closing (“RUBS”), and, if received by Purchaser, shall promptly remitted the same to Seller. Thereafter, Buyer shall have no obligation to remit RUBS income to Seller.
(5)    Intentionally omitted.
(6)    Seller shall pay in full all leasing commissions and locators' and finders' fees, if any, due to leasing or other agents (pursuant to a contractual arrangement with Seller) for each Lease and Lease renewal entered into by Seller prior to the Closing Date promptly when due.
(7)    The Tangible Personal Property is included in this sale, without further charge.
(8)    Unpaid and delinquent rent collected by Seller and Purchaser after the date of Closing shall be delivered as follows: (a) if Seller collects any unpaid or delinquent rent for the Property, Seller shall, within fifteen (15) days after the receipt thereof, deliver to Purchaser any such rent which Purchaser is entitled to hereunder relating to the date of Closing and any period thereafter, and (b) if Purchaser collects any unpaid or delinquent rent from the Property, Purchaser shall, within fifteen (15) days after the receipt thereof, deliver to Seller any such rent which Seller is entitled to hereunder relating to the period prior to the date of Closing. Seller and Purchaser agree that all rent received by Seller or Purchaser after the Closing shall be applied first to current rentals and then to delinquent rentals, if any, in inverse order of maturity. Purchaser will make a good faith effort after Closing for up to ninety (90) days to collect all rents in the usual course of Purchaser's operation of the Property, but Purchaser will not be obligated to incur any expense or institute any lawsuit or other collection procedures to collect delinquent rents. Notwithstanding the foregoing, Seller shall have the sole right to collect rents, if any, which are unpaid or delinquent as of Closing, from tenants who are no longer

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in occupancy as of the Closing (and Purchaser shall promptly deliver any such rents to Seller if received by Purchaser after Closing).

(9)    The provisions of this Section 4.4(b) shall survive Closing.

(c)    The Purchase Price shall be adjusted for any "rent ready" credit under Section 5.4(e) hereof.

4.5    Closing Costs. Seller shall pay (a) the fees of any counsel representing it in connection with this transaction, (b) applicable Georgia transfer taxes due upon recordation of the Deed, (c) the cost of the Survey provided by Seller (but not the cost of any update or revision to the Survey), (d) the costs of curing all title objections for which Seller is responsible under this Agreement, (e) the costs of recording the Deed and all mortgage cancellations, (f) one-half (1/2) of any escrow fees charged by the Escrow Agent (up to a maximum of $500.00), and (g) all fees payable to Broker. Purchaser shall pay (A) the fees of any counsel representing Purchaser in connection with this transaction, (B) all premiums for the Title Policy and any lender’s policy, and any and all endorsements to the Title Policy required by Purchaser or Purchaser’s lender(s), (C) the cost of Purchaser’s inspections of the Property, (D) the cost of any updates or revisions to the Survey, including updates or revisions necessary to comply with the requirements of Purchaser or Purchaser’s lender(s) and (E) one-half (1/2) of any escrow fees charged by the Escrow Agent. All other costs and expenses incident to this transaction and the closing thereof shall be paid by the party incurring same.

4.6    Conditions Precedent to Obligation of Purchaser. The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing (or such earlier time as otherwise required hereby) of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:
(a)    Seller shall have delivered to Escrow Agent all of the items required to be delivered by Seller or Seller's agents pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.2.
(b)    All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with necessary modifications to reflect any changes therein or identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change).
(c)    Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing.

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(d)    The Title Company is unconditionally committed to issue the Title Policy subject only to the Permitted Exceptions upon payment of the premium therefor and satisfaction by Purchaser of all requirements set forth in the Title Commitment which are within the control of Purchaser to satisfy.
In the event any of the foregoing conditions has not been satisfied by the Closing Date, Purchaser shall have the right to terminate this Agreement by written notice given to Seller on the Closing Date, whereupon Escrow Agent shall promptly refund the Earnest Money to Purchaser and the parties shall have no further rights, duties or obligations hereunder, other than those which are expressly provided herein to survive the termination of this Agreement; provided, however, that if any of the foregoing conditions has not been satisfied due to a default by Purchaser or Seller hereunder, then Purchaser's and Seller's respective rights, remedies and obligations shall instead be determined in accordance with Article 6.
4.7    Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:
(a)    Escrow Agent shall have received the Purchase Price as adjusted pursuant to and payable in the manner provided for in this Agreement.
(b)    Purchaser shall have delivered to Escrow Agent all of the material items required to be delivered by Purchaser pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.3.
(c)    All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with necessary modifications to reflect any changes therein or identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change).
(d)    Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the date of Closing.
In the event any of the foregoing conditions has not been satisfied by the Closing Date, Seller shall have the right to terminate this Agreement by written notice given to Purchaser on the Closing Date, whereupon Escrow Agent shall promptly refund the Earnest Money to Purchaser and the parties shall have no further rights, duties or obligations hereunder, other than those which are expressly provided herein to survive a termination of this Agreement; provided, however, if any of the foregoing conditions has not been satisfied due to a default by Purchaser or Seller hereunder, then Purchaser's and Seller's respective rights, remedies and obligations shall instead be determined in accordance with Article 6.

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4.8    Seller's Tax Deferred Exchange. Seller may convey the Property as part of a tax deferred exchange for the benefit of Seller pursuant to Section 1031 of the Internal Revenue Code. With respect thereto, Seller may assign all of Seller's contract rights and obligations hereunder to an exchange accommodation titleholder or a qualified intermediary, as part of, and in furtherance of, such tax deferred exchange. Purchaser agrees to reasonably cooperate in such exchange for the benefit of Seller at no cost, expense or liability to Purchaser and without reduction or alteration of the rights of Purchaser under this Agreement and with respect to Seller; and Purchaser further agrees to execute any and all documents (subject to the reasonable approval of Purchaser's legal counsel) as are reasonably necessary in connection with such exchange at Seller's sole expense provided that Purchaser shall not be required to undertake any liability or obligation in so doing and provided that such exchange does not extend the Closing Date. As part of such exchange, Seller shall convey the Property directly to Purchaser and Purchaser shall not be obligated to acquire or convey any other property as part of such exchange. Seller shall indemnify, hold harmless and defend Purchaser from and against any and all claims, demands, causes of action, liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees and expenses and court costs incurred in defending any such claim or in enforcing this indemnity) that may be incurred by Purchaser and arising out of Purchaser's participation in such exchange for the benefit of Seller, which obligation shall survive the Closing. Notwithstanding the foregoing, should Seller fail to effect a tax deferred exchange as contemplated in this Section 4.8 for any reason, then the sale by Seller of the Property shall be consummated in accordance with terms and conditions of this Agreement just as though the provisions of this Section 4.8 had been omitted from this Agreement, except that Purchaser shall be reimbursed and indemnified from resulting costs and expenses as provided in this Section. Nothing contained in this Section 4.8 shall release Seller of any of its obligations or liabilities under this Agreement, whether accruing before, at or after Closing, nor shall anything contained in this Section 4.8 impose any liability or obligation on Purchaser with respect to the tax consequences of this transaction to Seller.

4.9    Purchaser's Tax Deferred Exchange. Purchaser may acquire any the Property as part of a tax deferred exchange for the benefit of Purchaser pursuant to Section 1031 of the Internal Revenue Code. With respect thereto, Purchaser may assign all of Purchaser's contract rights and obligations hereunder to an exchange accommodation titleholder or a qualified intermediary, as part of, and in furtherance of, such tax deferred exchange. Seller agrees to reasonably cooperate in such exchange for the benefit of Purchaser at no cost, expense or liability to Seller and without reduction or alteration of the rights of Seller under this Agreement and with respect to Purchaser; and Seller further agrees to execute any and all documents (subject to the reasonable approval of Seller's legal counsel) as are reasonably necessary in connection with such exchange at Purchaser's sole expense provided that Seller shall not be required to undertake any liability or obligation in so doing and provided that such exchange does not extend the Closing Date. As part of such exchange, Seller shall convey the Property directly to Purchaser and Seller shall not be obligated to acquire or convey any other property as part of such exchange. Purchaser shall indemnify, hold harmless and defend Seller from and against any and all claims, demands, causes of action, liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees and expenses and court costs

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incurred in defending any such claim or in enforcing this indemnity) that may be incurred by Seller and arising out of Seller's participation in such exchange for the benefit of Purchaser. Notwithstanding the foregoing, should Purchaser fail to effect a tax deferred exchange as contemplated in this Section 4.9 for any reason, then the purchase by Purchaser of the Property shall be consummated in accordance with terms and conditions of this Agreement just as though the provisions of this Section 4.9 had been omitted from this Agreement, except that Seller shall be reimbursed and indemnified from resulting costs and expenses as provided in this Section. Nothing contained in this Section 4.9 shall release Purchaser of any of its obligations or liabilities under this Agreement, whether arising before, at or after Closing, nor shall anything contained in this Section 4.9 impose any liability or obligation on Seller with respect to the tax consequences of this transaction to Purchaser.

ARTICLE 5
REPRESENTATIONS, WARRANTIES AND COVENANTS
5.1    Representations and Warranties of Seller. The Seller makes the following representations and warranties to Purchaser as of the Effective Date and as of the Closing Date (upon delivery of Seller’s Closing Certificate, as required pursuant to Section 4.2(d), hereof). Such representations and warranties are subject to those matters, if any, disclosed in Seller's disclosure statement attached hereto as Schedule 5.1 and made a part hereof by this reference (“Seller's Disclosure Statement”), and (ii) the Permitted Exceptions.
(a)    Organization and Authority. The Seller has been duly organized and is validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business and in good standing in the State where the Property is located. Seller has the full right and authority to enter into this Agreement and to transfer the Property pursuant hereto and to consummate or cause to be consummated the transactions contemplated herein. The person signing this Agreement on behalf of Seller is authorized to do so. Neither the execution and delivery of this Agreement nor any other documents executed and delivered, or to be executed and delivered, by Seller in connection with the transactions described herein, will violate any provision of Seller's organizational documents or of any agreements, regulations, or laws to or by which Seller is bound. This Agreement has been, and each document to be executed and delivered by Seller at Closing shall have been as of Closing, duly authorized, executed and delivered by Seller, is a valid and binding obligation of Seller and is enforceable against Seller in accordance with its terms subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally; and (ii) the exercise of judicial discretion in accordance with general principles of equity.
(b)    Consents. Seller has obtained all consents and permissions (if any) related to the transactions herein contemplated and required under any covenant, agreement, encumbrance, law or regulation by which Seller or the Property is bound.

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(c)    Pending Actions. Except as set forth on Schedule 5.1, Seller has not received written notice of any, and to Seller's actual knowledge (without a duty to investigate), there is no pending or threatened in writing, action, suit, arbitration, administrative or judicial proceeding, or unsatisfied order or judgment against Seller which pertains directly to Seller, the Property or the transaction contemplated by this Agreement, which in either case, if adversely determined, could have a material adverse effect on Seller’s ability to consummate the transaction contemplated herein or on the use, operation or value of the Property.
(d)    Leases and Rent Roll. Seller is the lessor or landlord under the Leases. The Rent Roll attached as Schedule 1.1(e) is, and each rent roll hereafter delivered by Seller to Purchaser shall be the rent roll maintained by Seller and relied on by Seller for internal administration and accounting purposes, and Seller has no basis, to Seller's actual knowledge (without a duty to investigate), to believe that any such rent roll is not accurate in any material respect. Notwithstanding anything to the contrary contained in this Agreement, Seller does not represent or warrant that any particular Lease will be in force or effect at Closing or that the tenants under the Leases will have performed their obligations thereunder. The termination of any Lease prior to Closing by reason of the tenant's default or for any other reason not constituting a default by Seller under this Agreement shall not affect the obligations of Purchaser under this Agreement in any manner or entitle Purchaser to an abatement of or credit against the Purchase Price or give rise to any other claim on the part of Purchaser.
(e)    Condemnation. Seller has not received written notice of any, and to Seller’s actual knowledge (without duty to investigate) there is no, pending or threatened in writing, condemnation proceeding relating to the Property.
(f)    Insurance. Seller has not received, prior to the Effective Date, any written notice from Seller's current insurance carrier of any defects or inadequacies in or on the Property or any part or component thereof that would materially and adversely affect the insurability of the Property or cause any material increase in the premiums for insurance for the Property, that have not been cured or repaired.
(g)    Environmental Matters. (i) Seller has received no written notice from any governmental authority or any other person or entity asserting any violation of Environmental Laws related to the Property which has not been cured or corrected as of the Effective Date, and (ii) other than the environmental reports previously delivered to Purchaser, Seller has not commissioned any study relating to the presence or absence of Hazardous Materials on the Property. The term “Environmental Laws” includes without limitation the Resource Conservation and Recovery Act and the Comprehensive Environmental Response, Compensation, and Liability Act and other federal laws governing the environment as in effect on the date of this Agreement together with their implementing regulations as of the date of this Agreement applicable to the Property, and all applicable state, regional, county, municipal and other local laws, regulations and ordinances that are equivalent or similar to the federal laws recited above or that purport to regulate hazardous or toxic substances and materials. The term “Hazardous Materials” includes petroleum (including crude oil or any fraction thereof) and any substance, material, waste, pollutant or contaminant listed

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or defined as hazardous or toxic under any Environmental Laws, in any case at levels or concentrations requiring monitoring, reporting, remediation or removal in accordance with Environmental Laws.
(h)    Service Contracts. There are no material service, supply, equipment rental or similar agreements (each a “Service Contract” and collectively “Service Contracts”) to which Seller is a party affecting the Property other than those set forth in Schedule 5.1(h) and the copies of the Service Contracts that have been delivered by Seller to Purchaser are true, correct and complete in all material respects and include any material amendments or modifications thereto. To Seller's knowledge, Seller is not in default with respect to its obligations or liabilities under any of the Service Contracts where the failure to cure such default would have a Material Adverse Effect. “Material Adverse Effect” means, with respect to any fact or circumstance, that such fact or circumstance would individually or in the aggregate have a material adverse effect on title to the Property or any portion thereof, on Seller's ability to consummate the transaction contemplated herein, or on the value or operation of the Property.
(i)    Employees. Seller has no employees that Purchaser shall be obligated to employ following the Closing.
(j)    Operating Statements. The operating statements for the Property delivered to Purchaser are the operating statements maintained by Seller and relied on by Seller for internal administration and accounting purposes; provided, however, that Seller does not and will not represent or warrant that Purchaser will be able to, or should be able to, operate the Property according to and with similar results as shown in such operating statements.
(k)    Violations. Seller has not received any written notice from any governmental authority that the Real Property is not in material compliance with all applicable laws, ordinances and regulations.
(l)    Seller. Seller is not “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.
(m)     Patriot Act and Related Matters. Seller is not:
(A)    listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”); or

(B)    a person who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or owned or controlled by, or acts for or on behalf of, any person on the Lists or any other person who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

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(n)    Deliveries. Seller shall not intentionally withhold from Purchaser any information, in Seller’s possession, related to the condition of the Property, which Seller is otherwise obligated to provide to Purchaser pursuant to Sections 3.1(a) or 5.4(k) of this Agreement. The foregoing notwithstanding, in the event of any inconsistency or conflict between the immediately preceding sentence and any provision of Article 9 of this Agreement, the provisions of Article 9 shall control in all respects.
5.2    Knowledge Defined. References to the “knowledge” of Seller shall refer only to the actual knowledge, without investigation or inquiry, on the Effective Date and on the Closing Date as specified in the Seller’s Closing Certificate, of the Designated Representatives (as hereinafter defined) of Seller, and shall not be construed, by imputation or otherwise, to refer to the knowledge of any property manager or broker, or to any other officer, agent, manager, representative or employee of Seller or any affiliate of Seller, or to impose upon such Designated Representatives any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. As used herein, the term “Designated Representatives” shall refer to the following persons: (i) Andy Trotter, Chief Investment Officer, and (ii) Shannon Watkins, Asset Manager. In no event shall Purchaser have any personal claim against the above-named individuals as a result of the reference thereto in this Section 5.2 and Purchaser waives and releases all such claims which Purchaser now has or may later acquire against them in connection with the transactions contemplated in this Agreement.

5.3    Survival of Seller's Representations and Warranties. The representations and warranties of Seller set forth in Section 5.1, as updated by Seller's Closing Certificate to the extent permitted hereunder, shall survive Closing for a period of nine (9) months after Closing. Except with respect to fraudulent misrepresentation for which the Agreement is terminated under Section 6.2, in which event Section 6.2 shall apply, no claim for a breach of any representation or warranty of Seller or breach of this Agreement by Seller shall be actionable or payable (a) if the breach in question results from or is based on a condition, state of facts or other matter which was known to Purchaser prior to Closing, (b) unless the valid claims for all such breaches collectively aggregate Twenty-Five Thousand and No/100 Dollars ($25,000.00) or more, in which event the full amount of such valid claims shall be actionable, up to but not exceeding the amount of the Cap (as defined below), and (c) unless written notice containing a description of the specific nature of such breach shall have been given by Purchaser to Seller prior to the expiration of said nine (9) month period and an action shall have been commenced by Purchaser against Seller within eleven (11) months after Closing. In the event of any breach by Seller of its representations and warranties contained herein which Purchaser first discovers after Closing and provides timely notice as aforesaid, Seller shall indemnify and hold Purchaser harmless from and against any and all loss, damage, cost or expense resulting therefrom up to but not exceeding the Cap. Seller shall not be liable to Purchaser to the extent Purchaser's claim is satisfied from any insurance policy, Service Contract or Lease. As used herein, the term “Cap” shall mean the total aggregate amount equal to two percent (2%) of the Purchase Price. In no event shall Seller's aggregate liability to Purchaser for any and all breaches of any representation, warranty of Seller in this Agreement or Seller's Closing Certificate exceed the amount of the Cap, and Purchaser hereby waives and disclaims any right to damages or compensation for any and all such breaches in excess of the Cap.

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5.4    Covenants of Seller.    Seller hereby covenants with Purchaser, from the Effective Date until the Closing or earlier termination of this Agreement, as follows:
(a)    Operation of Property. Seller shall operate and maintain the Property in a manner consistent with the manner in which Seller operates and maintains the Property as of the date hereof.
(b)    Execution of New Leases and Renewals. Seller shall use reasonable efforts to negotiate new leases for unrented apartment units in the Improvements and/or Lease renewals for rented apartment units in the Improvements and shall maintain an advertising and marketing program for apartment units in the Improvements consistent with Seller's past practices at the Property. Except for amendments or leases entered into pursuant to renewal notices mailed prior to the execution of this Agreement, unless Purchaser agrees otherwise in writing, any new leases or renewals of existing leases for such apartment units entered into by Seller after the Effective Date until the Closing or earlier termination of this Agreement shall be on Seller's standard apartment lease form for the Property, and shall be for terms of no less than four (4) months and no more than twelve (12) months. Seller shall not collect any rents more than two (2) months in advance. In all cases, Seller shall retain the discretion to set rent rates, concessions and other terms of occupancy, provided Seller shall only enter into new leases, renewals or modifications in the ordinary course of business taking into account Seller's then-current good faith evaluation of market conditions. Each such new lease, renewal or modification entered into by Seller shall constitute a “Lease” for purposes of this Agreement. Seller shall promptly provide to Purchaser copies of any Leases entered into by Seller after the Effective Date, and if requested by Purchaser, updated copies of the Rent Roll.
(c)    Maintenance of Insurance. Seller shall keep the Improvements insured against loss or damage (including rental loss) by fire and all risks covered by the Seller's insurance that is currently in force, provided that Seller may make commercially reasonable adjustments in Seller's insurance coverage for the Property which are consistent with Seller's general insurance program for Seller's other apartment properties as in effect from time to time.
(d)    Enforcement of Existing Leases. Seller shall perform the landlord's material obligations to the tenants under the Leases and enforce the material obligations of the tenants under the Leases, in each case in accordance with the current management standards of Seller for its apartment properties.
(e)    Preparation of Vacant Units for Lease. Seller shall place apartment units that are now vacant or that become vacant into rent-ready condition on or before the Closing Date in accordance with Seller's current management standards for its apartment properties as though no sale of the Property were contemplated or, at Seller's option, provide Purchaser a credit at Closing equal to Seven Hundred Fifty Dollars ($750.00) per unit for the apartment units that are not in rent-ready condition on the Closing Date; provided, however, that with respect to apartment units vacated during the three (3) day period ending on the Closing Date, Seller shall have no obligation either to put such units into rent-ready condition or to give Purchaser a credit for the cost of doing so. Not more than forty-eight (48) hours prior to the Closing Date, upon Seller’s receipt of Purchaser’s request, a representative of Purchaser and a representative of Seller shall conduct an onsite walk-

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through of the then unoccupied rental units on the Property to determine whether any of such unoccupied rental units are in “rent ready” condition.
(f)    Removal and Replacement of Tangible Personal Property.  Seller shall not remove any Tangible Personal Property except as may be required for necessary repair or replacement (which repair and replacement shall be of equal quality and quantity as existed as of the time of the removal), or otherwise in accordance with current inventory and management standards of Seller for its apartment properties, provided that any appliances, leasing office furniture, pool furniture, fitness center equipment, or other similar items of equipment so removed by Seller are promptly replaced by Seller, at its cost, with items of comparable value and utility.
(g)    Execution of New Contracts. Seller shall not, without Purchaser's prior written consent in each instance (which consent may be withheld in Purchaser's sole discretion), materially amend, renew or terminate any of the Service Contracts, or enter into any contract or agreement that will be an obligation affecting the Property or binding on Purchaser after the Closing, except that (i) Seller may enter into, amend or enforce (including enforcement by termination) Service Contracts in the ordinary course of business as reasonably necessary for the continued operation and maintenance of the Property, provided any new or amended Service Contracts are terminable without cause or penalty on thirty (30) days' notice without penalty or other termination payment, and (ii) Seller may conduct leasing activity as provided in Section 5.4(b) hereof. Seller shall promptly provide to Purchaser copies of any Service Contracts entered into by Seller after the Effective Date.
(h)    Maintenance of Permits. Seller shall make commercially reasonable efforts to maintain in existence all licenses, permits and approvals that are now in existence with respect to, and are required for, the ownership, operation or improvement of the Property, and are of a continuing nature.
(i)    Management Contracts. As of Closing the property management contract pertaining to the Property shall have been terminated.
(j)    Notices. Seller shall promptly notify Purchaser in writing following Seller's receipt of any written notice (i) given or received by Seller concerning any litigation affecting the Property, (ii) received by Seller from any governmental authority that the Real Property is not in compliance with any applicable law ordinance or regulation and (iii) given or received by Seller concerning any commencement of a tax appeal or zoning change.
(k)    Other Deliveries.     If requested by Purchaser after the Inspection Date (which request shall not be made more often than once every seven (7) days following the Inspection Date), Seller shall promptly provide to Purchaser any documents or materials actually received by Seller after the Effective Date that Seller would have provided to Purchaser as a Delivery, along with the other Deliveries (pursuant to Section 3.1(a), hereinabove) if such documents or materials had been in Seller’s possession at the time of Seller’s delivery of the Deliveries to Purchaser.

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5.5    Representations and Warranties of Purchaser. Purchaser hereby makes the following representations and warranties to Seller as of the Effective Date and as of the Closing Date (upon delivery of Purchaser’s Closing Certificate, as required pursuant to Section 4.3(d), hereof):
(a)    Organization and Authority. Purchaser has been duly organized and is validly existing under the laws of the state of its formation. Purchaser has the full right and authority to enter into this Agreement and to purchase the Property pursuant hereto and to consummate or cause to be consummated the transactions contemplated herein. The person signing this Agreement on behalf of Purchaser is authorized to do so. Neither the execution and delivery of this Agreement nor any other documents executed and delivered, or to be executed and delivered, by Purchaser in connection with the transactions described herein, will violate any provision of Purchaser's organizational documents or of any agreements, regulations, or laws to or by which Purchaser is bound. This Agreement has been duly authorized, executed and delivered by Purchaser, is a valid and binding obligation of Purchaser and is enforceable against Purchaser in accordance with its terms subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally; and (ii) the exercise of judicial discretion in accordance with general principles of equity.
(b)    Consents. Purchaser has obtained all consents and permissions (if any) related to the transactions herein contemplated and required under any covenant, agreement, encumbrance, law or regulation by which Purchaser is bound.
(c)    Pending Actions. To Purchaser's knowledge, there is no action, suit, arbitration, administrative or judicial administrative proceeding, or unsatisfied order or judgment pending or threatened against Purchaser or the transaction contemplated by this Agreement, which, if adversely determined, could individually or in the aggregate have a material adverse effect on Purchaser's ability to consummate the transaction contemplated herein.
(d)    Financial Status. Purchaser is solvent, has not made a general assignment for the benefit of its creditors, and has not admitted in writing its inability to pay its debts as they become due, nor has Purchaser filed, nor does it contemplate the filing of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other proceeding for the relief of debtors in general, nor has any such proceeding been instituted by or against Purchaser, nor is any such proceeding to Purchaser's knowledge threatened or contemplated. The purchase of the Property will not render Purchaser insolvent.
(e)    ERISA. Purchaser is not (i) an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a “governmental plan” under Section 3(32) of ERISA, (iii) any plan described in Section 4975 of the Internal Revenue Code, or (iv) an entity whose underlying assets include “plan assets” by reason of the application of the ERISA “plan assets” regulation (29 C.F.R. 2510.3-101).

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(f)    Patriot Act and Related Matters.
Purchaser is not:
(i)    listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”); or
(ii)    a person who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or owned or controlled by, or acts for or on behalf of, any person on the Lists or any other person who has been determined by competent authority to be subject to the prohibitions contained in the Orders.
5.6    Survival of Purchaser's Representations and Warranties. The representations and warranties of Purchaser set forth in Section 5.5 shall survive Closing for a period of nine (9) months after Closing.
5.7    Covenants of Purchaser.
(a)    Purchaser hereby covenants with Seller that, upon any termination of this Agreement, subject to the terms and conditions of Section 3.3(c), Purchaser shall upon Seller's request furnish to Seller copies of any reports received by Purchaser in connection with any inspection of the Property for the presence of Hazardous Materials (as defined in Section 5.1(g) hereof), Mold or any Mold Condition (as defined below). EXCEPT FOR CLAIMS BASED ON A BREACH BY SELLER OF THE REPRESENTATIONS AND WARRANTIES CONTAINED IN SECTION 5.1(g), PURCHASER IRREVOCABLY WAIVES ANY CLAIM AGAINST SELLER ARISING FROM THE PRESENCE OF HAZARDOUS MATERIALS OR MOLD OR ANY MOLD CONDITION ON THE PROPERTY OR THE BREACH OF ENVIRONMENTAL LAWS WITH RESPECT TO THE PROPERTY. Upon any termination of this Agreement, subject to the terms and conditions of Section 3.3(c), Purchaser shall also upon Seller's request furnish to Seller copies of any other reports received by Purchaser relating to any other inspections of the Property conducted on Purchaser's behalf, if any. Any such reports furnished to Seller shall be furnished at Seller's risk and without representation or warranty, express or implied, of any kind whatsoever. “Mold” means mold, mildew, fungus or other potentially dangerous organisms. “Mold Condition” means the presence or suspected presence of Mold or any condition(s) that reasonably can be expected to give rise to or indicate the presence of Mold, including observed or suspected instances of water damage or intrusion, the presence of wet or damp wood, cellulose wallboard, floor coverings or other materials, inappropriate climate control, discoloration of walls, ceilings or floors, complaints of respiratory ailment or eye irritation by residents, employees or any other occupants or invitees in the Property, or any notice from a governmental agency of complaints regarding the indoor air quality at the Property.

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(b)    “Designated Service Contracts” means (i) those certain Service Contracts which are assignable in accordance with their terms that Purchaser identifies by written notice delivered to Seller on or before the Inspection Date as the Service Contracts Purchaser elects Seller to assign to Purchaser at Closing, (ii) those assignable Service Contracts regarding which Purchaser has failed to deliver such written notice on or before the Inspection Date, and (iii) those Service Contracts (the “Must Take Service Contracts”) attached hereto as Schedule 5.7(b) which are assignable in accordance with their terms and which may not be terminated without cause or penalty, with thirty (30) days (or less) written notice. Purchaser hereby covenants with Seller that on or before the Inspection Date, Purchaser shall deliver written notice to Seller instructing which of the assignable Service Contracts Purchaser desires for Seller to assign to Purchaser and which it does not. If Purchaser fails to timely deliver such notice, Purchaser shall be deemed to have chosen to have all assignable Service Contracts assigned to Purchaser, and all such Service Contracts shall be deemed part of the “Designated Service Contracts.” If Purchaser charges any vendor approval fees that would otherwise be payable by a service provider in connection with the assignment of any Service Contracts (such as Compliance Depot charges), Purchaser agrees to waive and release such fees. At Closing, Seller will cause the Service Contracts which Purchaser has elected not to have assigned to Purchaser (other than the Must Take Service Contracts), by operation of the aforesaid notice on or before the Inspection Date, to be terminated at Seller’s expense, such termination to be effective as of the Closing Date. The provisions of this Section 5.7(b) shall survive Closing.
ARTICLE 6
DEFAULT
6.1    Default by Purchaser. If the sale of the Property as contemplated hereunder is not consummated due to Purchaser's default hereunder, then Seller shall be entitled, as its sole and exclusive remedy for such default, to terminate this Agreement and receive the Earnest Money as liquidated damages for the breach of this Agreement and not as a penalty, it being agreed between the parties hereto that the actual damages to Seller in the event of such breach are impractical to ascertain and the amount of the Earnest Money is a reasonable estimate thereof, Seller hereby expressly waiving and relinquishing any and all other remedies at law or in equity. Seller's right to receive the Earnest Money is intended not as a penalty, but as full liquidated damages. The right to receive the Earnest Money as full liquidated damages is Seller's sole and exclusive remedy in the event of default hereunder by Purchaser, and Seller hereby waives and releases any right to (and hereby covenants that it shall not) sue Purchaser: (a) for specific performance of this Agreement, or (b) to recover any damages of any nature or description other than or in excess of the Earnest Money. Purchaser hereby waives and releases any right to (and hereby covenants that it shall not) sue Seller or seek or claim a refund of the Earnest Money (or any part thereof) on the grounds it is unreasonable in amount and exceeds Seller's actual damages or that its retention by Seller constitutes a penalty and not agreed upon and reasonable liquidated damages. This Section 6.1 is subject to Section 6.4 hereof.

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6.2    Default by Seller. If the sale of the Property as contemplated hereunder is not consummated due to Seller's default hereunder, then Purchaser shall be entitled, as its sole remedy for such default, either (a) to receive the return of the Earnest Money and reimbursement of the lesser of (i) One Hundred Thousand and no/100 Dollars ($100,000.00) in the aggregate, or (ii) the amount of all direct third party out-of-pocket costs and expenses actually incurred (as substantiated by third party paid receipts) by Purchaser in connection with this Agreement and the inspection and acquisition of the Property (“Third-Party Costs”) which return and reimbursement shall operate to terminate this Agreement and release Seller from any and all liability hereunder (other than the obligations which expressly survive termination, including without limitation any obligation of Seller under this Agreement to pay to Purchaser the Third Party Costs), or (b) to seek specific performance of Seller's obligation to execute and deliver the documents required to convey (and otherwise cause the conveyance of) the Property to Purchaser, it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder. In no event shall Seller be liable for consequential, speculative, remote or punitive damages (except to the extent actually required by law to be paid to a third party unaffiliated with Purchaser), or, except as set forth in the preceding sentence, any damages other than Third-Party Costs, and Purchaser hereby waives and releases any right to seek or collect any such consequential, speculative, remote or punitive damages (except to the extent actually required by law to be paid to a third party unaffiliated with Purchaser), or, except as set forth in the preceding sentence, any damages other than Third-Party Costs (such Third Party Costs to be limited in all cases as provided above). Purchaser shall be deemed to have elected (a) above if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before sixty (60) days following the date upon which Closing was to have occurred. The foregoing notwithstanding, in the event that Seller's default constitutes an Intentional Seller Default (as hereinafter defined) and Purchaser makes the election described in clause (a) above, then in addition to the remedies described in clause (a) above, Seller shall pay to Purchaser (and Purchaser shall have the right to file suit against Seller seeking money damages in an amount up to $250,000.00. “Intentional Seller Default” means any one or more of the following: (A) fraudulent misrepresentation, (B) criminal conduct (i.e. conduct that constitutes a felony under applicable law), or (C) an intentional or deliberate act of (x) Seller, (y) any affiliate or agent of Seller, or (z) any other party, at the request or direction of, or in collusion with, Seller, in each case of clauses (x), (y) or (z) above to the extent that the same results in Purchaser's inability to consummate the transaction contemplated in this Agreement in accordance with the terms hereof.
6.3    Notice of Default; Opportunity to Cure. Neither Seller nor Purchaser shall be deemed to be in default hereunder until and unless such party has been given written notice of its failure to comply with the terms hereof and thereafter does not cure such failure within five (5) business days after receipt of such notice; provided, however, that this Section 6.3 (i) shall not be applicable to Purchaser's failure to deliver the Earnest Money or any portion thereof on the date required hereunder or to a party's failure to make any deliveries required of such party on the Closing Date and, accordingly, (ii) shall not have the effect of extending the Closing Date or the due date of any Earnest Money deposit hereunder.

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6.4    Recoverable Damages. Notwithstanding Sections 6.1 and 6.2 hereof, in no event shall the provisions of Sections 6.1 and 6.2 limit (i) either Purchaser's or Seller's obligation to indemnify the other party, or the damages recoverable by the indemnified party against the indemnifying party due to, a party's express obligation to indemnify the other party in accordance with Sections 3.1, 4.8, 4.9, 5.3 or 8.1(b) of this Agreement, or (ii)  either party's obligation to pay costs, fees or expenses under Section 4.5 hereof, or the damages recoverable by either party against the other party due to a party's failure to pay such costs. In addition, if this Agreement terminates for any reason, other than a default by Seller hereunder for which Purchaser has elected to pursue the remedy of specific performance, and Purchaser or any affiliate of Purchaser asserts any claim or right to the Property related to such termination that would otherwise delay or prevent Seller from having clear, indefeasible, and marketable title to the Property, then Seller shall have all rights and remedies available at law or in equity with respect to such assertion by Purchaser and any actual loss or damage suffered by Seller as a result of such assertion; provided, however, that in no event shall Purchaser be liable for consequential, speculative, remote or punitive damages except to the extent actually required by law to be paid to a third party unaffiliated with Seller, and Seller hereby waives and releases any right to seek or collect any such consequential, speculative, remote or punitive damages except to the extent actually required by law to be paid to a third party unaffiliated with Seller.
ARTICLE 7
RISK OF LOSS
7.1    Damage. In the event of “damage” (as hereinafter defined) to the Property or any portion thereof, then Seller shall promptly notify Purchaser thereof. In the event such damage is “major” (as hereinafter defined), Purchaser may, at its sole discretion, elect to proceed with the Closing (subject to the other provisions of this Agreement) or may terminate this Agreement by delivering written notice thereof to Seller within fifteen (15) days after Purchaser's receipt of Seller's notice respecting the damage. If, within fifteen (15) days of receipt of Seller's notice respecting such major damage, Purchaser delivers written notice of termination of this Agreement to Seller, this Agreement shall terminate, all Earnest Money shall be returned to Purchaser and, except for obligations of the parties which survive termination of this Agreement, the parties shall have no further obligations hereunder. If Purchaser does not timely elect to terminate this Agreement, Purchaser shall have no further right to terminate this Agreement as a result of the damage and in such event, Seller shall assign to Purchaser at Closing all insurance proceeds or condemnation awards paid or payable as a result of such damage and pay any insurance deductible due under Seller's insurance policy(ies). If the damage is not major, Seller shall assign to Purchaser at Closing all insurance proceeds or condemnation awards paid or payable as a result of such damage and pay any insurance deductible due under Seller's insurance policy(ies). In the event the damage is not major and prior to Closing sufficient insurance proceeds are not received or committed in writing by the insurance carrier sufficient to repair any damage, Seller shall repair such damage by Closing or give Seller a credit at Closing in an amount sufficient to pay for the cost unpaid as of Closing for repair of the applicable damage (i.e., to restore the Property to substantially the same condition as immediately before such casualty), such amount to be determined by an architect or other appropriate professional selected by Seller and approved by Purchaser, such approval not to be unreasonably withheld, conditioned or delayed. Any assignment by Seller to Purchaser of insurance

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proceeds respecting loss of rental income shall be limited to that portion of such proceeds attributable to periods after Closing.
7.2    Definition of Major Damage. For purposes of Section 7.1:
(a)    “damage” means (i) physical damage to or destruction of all or part of the Real Property by reason of fire, earthquake, tornado, flood or other casualty occurring after the Effective Date or (ii) the physical taking of all or part of the Real Property by condemnation or by conveyance in lieu of condemnation occurring after the Effective Date; and
(b)    “major” damage refers to the following: (i) damage such that the cost of repairing or restoring the premises in question to a condition substantially similar to that of the premises in question prior to the event of damage would in the opinion of an architect selected by Seller and reasonably approved by Purchaser, be equal to or greater than Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) and (ii) any damage due to a condemnation or conveyance in lieu of condemnation which materially impairs the current use or value of a Property or access to such Property from public roads or the number or utility of parking spaces. If Purchaser does not give notice to Seller of Purchaser's reasons for disapproving an architect within five (5) business days after receipt of notice of the proposed architect, then Purchaser shall be deemed to have approved the architect selected by Seller.
7.3    Seller's Insurance. If necessary or appropriate for Purchaser to evaluate its options or enforce its rights under this Article 7 following any damage to the Property, Seller shall promptly provide to Purchaser on request a copy of Seller's property insurance policies (or other applicable insurance policies) with respect to the Property.

ARTICLE 8
COMMISSIONS
8.1    Broker's Commission. The parties acknowledge that CBRE (“Broker”) has been retained by and represents Seller as broker in connection with the subject transaction, and is to be compensated for its services by Seller. Seller agrees that Seller shall pay to Broker upon, but only upon, final consummation of the transaction contemplated herein, a brokerage commission pursuant to a separate written agreement between Seller and Broker.
(b)    Purchaser and Seller each hereby represents and warrants to the other that it has not disclosed this Agreement or the subject matter hereof to, and has not otherwise dealt with, any real estate broker, agent or salesman (other than Broker) so as to create any legal right or claim in any such broker, agent or salesman (other than Broker) for a real estate commission or similar fee or compensation with respect to the negotiation and/or consummation of this Agreement or the conveyance of the Property by Seller to Purchaser. Except as provided in this Section 8.1 with respect to Broker, Purchaser and Seller shall indemnify, hold harmless and defend each other from and against any and claims and demands for a real estate brokerage commission or similar fee or compensation arising out of any claimed dealings with the indemnifying party and relating to this

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Agreement or the purchase and sale of the Property (including reasonable attorneys' fees and expenses and court costs incurred in defending any such claim or in enforcing this indemnity).
8.2    Survival. This Article 8 shall survive the rescission, cancellation, termination or consummation of this Agreement.
ARTICLE 9
DISCLAIMERS AND WAIVERS
9.1    No Reliance on Documents. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 5.1 HEREOF AND IN THE CLOSING DOCUMENTS, SELLER MAKES NO REPRESENTATION OR WARRANTY AS TO THE TRUTH, ACCURACY OR COMPLETENESS OF ANY MATERIALS, DATA OR INFORMATION DELIVERED BY SELLER TO PURCHASER IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREBY. PURCHASER ACKNOWLEDGES AND AGREES THAT ALL MATERIALS, DATA AND INFORMATION DELIVERED BY SELLER TO PURCHASER IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREBY ARE PROVIDED TO PURCHASER AS A CONVENIENCE ONLY AND THAT ANY RELIANCE ON OR USE OF SUCH MATERIALS, DATA OR INFORMATION BY PURCHASER SHALL BE AT THE SOLE RISK OF PURCHASER, EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, PURCHASER ACKNOWLEDGES AND AGREES THAT (A) ANY ENVIRONMENTAL OR OTHER REPORT WITH RESPECT TO THE PROPERTY WHICH IS DELIVERED BY SELLER TO PURCHASER SHALL BE FOR GENERAL INFORMATIONAL PURPOSES ONLY, (B) PURCHASER SHALL NOT HAVE ANY RIGHT TO RELY ON ANY SUCH REPORT DELIVERED BY SELLER TO PURCHASER, BUT RATHER WILL RELY ON ITS OWN INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY AND ANY REPORTS COMMISSIONED BY PURCHASER WITH RESPECT THERETO, AND (C) NEITHER SELLER, ANY AFFILIATE OF SELLER NOR THE PERSON OR ENTITY WHICH PREPARED ANY SUCH REPORT DELIVERED BY SELLER TO PURCHASER SHALL HAVE ANY LIABILITY TO PURCHASER FOR ANY INACCURACY IN OR OMISSION FROM ANY SUCH REPORT.
9.2    Disclaimers. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN SECTION 5.1 HEREOF AND IN THE CLOSING DOCUMENTS, PURCHASER UNDERSTANDS AND AGREES THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER'S LIMITED OR SPECIAL WARRANTY OF TITLE TO BE SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR

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PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH APPLICABLE LAWS, THE ABSENCE OR PRESENCE OF HAZARDOUS MATERIALS OR OTHER TOXIC SUBSTANCES (INCLUDING WITHOUT LIMITATION MOLD OR ANY MOLD CONDITION), COMPLIANCE WITH ENVIRONMENTAL LAWS OR ACCESS LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE PROPERTY DOCUMENTS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS”, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT.
PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS MATERIALS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY (INCLUDING WITHOUT LIMITATION ANY MOLD OR MOLD CONDITION), OR WITH RESPECT TO ACCESS LAWS, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, DESIGN, CONSTRUCTION DEFECTS, ADVERSE PHYSICAL OR ENVIRONMENTAL CONDITIONS, OR NONCOMPLIANCE WITH ACCESS LAWS, MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER'S AND ITS PARTNERS' RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN

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TORT OR UNDER ANY ENVIRONMENTAL LAW), LOSSES, DAMAGES, LIABILITIES, FINES, PENALTIES (WHETHER BASED ON STRICT LIABILITY OR OTHERWISE), COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER'S AND ITS PARTNERS' RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS OR ACCESS LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY. THE FOREGOING SHALL NOT BE INTERPRETED TO WAIVE ANY CLAIM OF PURCHASER WITH RESPECT TO ANY BREACH BY SELLER OF ANY EXPRESS REPRESENTATIONS AND WARRANTIES MADE BY SELLER IN SECTION 5.1 THAT EXPRESSLY SURVIVE CLOSING PURSUANT TO SECTION 5.3, OR RIGHTS OF PURCHASER UNDER SECTION 6.2.
PURCHASER AGREES THAT SHOULD ANY INVESTIGATION, CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS (INCLUDING WITHOUT LIMITATION ANY MOLD OR MOLD CONDITION) ON OR RELATED TO THE PROPERTY BE REQUIRED AFTER THE DATE OF CLOSING, SELLER SHALL HAVE NO LIABILITY TO PURCHASER TO PERFORM OR PAY FOR SUCH INVESTIGATION, CLEAN-UP, REMOVAL OR REMEDIATION, AND PURCHASER EXPRESSLY WAIVES AND RELEASES ANY CLAIM TO THE CONTRARY. PURCHASER FURTHER AGREES THAT SHOULD ANY INVESTIGATION OR CURATIVE ACTION ON OR RELATED TO THE PROPERTY BE REQUIRED AFTER THE DATE OF CLOSING UNDER ANY ACCESS LAWS, SELLER SHALL HAVE NO LIABILITY TO PURCHASER TO PERFORM OR PAY FOR SUCH INVESTIGATION OR CURATIVE ACTION AND PURCHASER EXPRESSLY WAIVES AND RELEASES ANY CLAIM TO THE CONTRARY. THE FOREGOING SHALL NOT BE INTERPRETED TO WAIVE ANY BREACH BY SELLER OF ANY EXPRESS REPRESENTATIONS AND WARRANTIES MADE BY SELLER IN SECTION 5.1 THAT EXPRESSLY SURVIVE CLOSING PURSUANT TO SECTION 5.3, OR RIGHTS OF PURCHASER UNDER SECTION 6.2.
PURCHASER REPRESENTS AND WARRANTS THAT THE TERMS OF THE RELEASE CONTAINED HEREIN AND ITS CONSEQUENCES HAVE BEEN COMPLETELY READ AND UNDERSTOOD BY PURCHASER, AND PURCHASER HAS HAD THE OPPORTUNITY TO CONSULT WITH, AND HAS CONSULTED WITH, LEGAL COUNSEL OF PURCHASER'S CHOICE WITH REGARD TO THE TERMS OF THIS RELEASE. PURCHASER ACKNOWLEDGES AND WARRANTS THAT PURCHASER'S EXECUTION OF THIS RELEASE IS FREE AND VOLUNTARY.

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9.3    Certain Definitions. The term “Access Laws” means the Americans With Disabilities Act, the Fair Housing Act, the Rehabilitation Act and other federal laws and all applicable state, regional, county, municipal and other local laws, regulations and ordinances governing access to handicapped or disabled persons or the construction or design of residential dwelling units, places of public accommodation, or common areas which are at or on the Property.

9.4    Effect and Survival of Disclaimers. Seller and Purchaser acknowledge that the provisions of this ARTICLE 9 are an integral part of the transactions contemplated in this Agreement and a material inducement to Seller to enter into this Agreement and that Seller would not enter into this Agreement but for the provisions of this ARTICLE 9 Seller and Purchaser agree that the provisions of this ARTICLE 9 shall survive Closing or any termination of this Agreement.

ARTICLE 10
ESCROW AGENT
10.1    Investment of Earnest Money. Escrow Agent shall invest the Earnest Money pursuant to Purchaser's directions, which may be in an interest bearing account at a commercial bank whose deposits are insured by the Federal Deposit Insurance Corporation. Escrow Agent shall notify Seller, no later than one (1) business day after Escrow Agent's receipt thereof, that Escrow Agent has received the Earnest Money in immediately available funds, and is holding the same in accordance with the terms of this Agreement. However, Escrow Agent shall invest the Earnest Money only in such accounts as will allow Escrow Agent to disburse the Earnest Money upon no more than one (1) business days' notice. Escrow Agent shall not commingle the Earnest Money with any funds of Escrow Agent or any other person or entity without the prior written consent of Purchaser.
10.2    Payment on Demand. Upon receipt of any written certification from Seller or Purchaser claiming the Earnest Money pursuant to the provisions of this Agreement, Escrow Agent shall promptly forward a copy thereof to the other such party (i.e., Purchaser or Seller, whichever did not claim the Earnest Money pursuant to such notice) and, unless such other party within five (5) business days thereafter notifies Escrow Agent of any objection to such requested disbursement of the Earnest Money in which case Escrow Agent shall retain the Earnest Money subject to Section 10.4 below, Escrow Agent shall disburse the Earnest Money to the party demanding the same and shall thereupon be released and discharged from any further duty or obligation hereunder.

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10.3    Exculpation of Escrow Agent. It is agreed that the duties of Escrow Agent are herein specifically provided and are purely ministerial in nature, and that Escrow Agent shall incur no liability whatsoever except for its misconduct or negligence, so long as Escrow Agent is acting in good faith. Seller and Purchaser do each hereby release Escrow Agent from any liability for any error of judgment or for any act done or omitted to be done by Escrow Agent in the good faith performance of its duties hereunder and do each hereby indemnify Escrow Agent against, and agree to hold, save, and defend Escrow Agent harmless from, any costs, liabilities, and expenses incurred by Escrow Agent in serving as Escrow Agent hereunder and in faithfully discharging its duties and obligations hereunder.
10.4    Stakeholder. Escrow Agent is acting as a stakeholder only with respect to the Earnest Money. If there is any dispute as to whether Escrow Agent is obligated to deliver the Earnest Money or as to whom the Earnest Money is to be delivered, Escrow Agent may refuse to make any delivery and may continue to hold the Earnest Money until receipt by Escrow Agent of an authorization in writing, signed by Seller and Purchaser, directing the disposition of the Earnest Money, or, in the absence of such written authorization, until final determination of the rights of the parties in an appropriate judicial proceeding. If such written authorization is not given, or a proceeding for such determination is not begun, within thirty (30) days of notice to Escrow Agent of such dispute, Escrow Agent may bring an appropriate action or proceeding for leave to deposit the Earnest Money in a court of competent jurisdiction located in the Atlanta metropolitan area pending such determination. Escrow Agent shall be reimbursed for all costs and expenses of such action or proceeding, including, without limitation, reasonable attorneys' fees and disbursements, by the party determined not to be entitled to the Earnest Money. Upon making delivery of the Earnest Money in any of the manners herein provided, Escrow Agent shall have no further liability or obligation hereunder.
10.5    Interest. All interest and other income earned on the Earnest Money deposited with Escrow Agent hereunder shall be reported for income tax purposes as earnings of Purchaser. In connection therewith, Purchaser shall provide an executed W-9 to Escrow Agent.
10.6    Execution by Escrow Agent. Escrow Agent has executed this Agreement solely for the purpose of acknowledging and agreeing to the provisions of this ARTICLE 10 Escrow Agent's consent to any modification or amendment of this Agreement other than this ARTICLE 10 shall not be required.

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ARTICLE 11
MISCELLANEOUS
11.1    Assignment. Purchaser may not assign its rights under this Agreement, other than to a Permitted Affiliate, without first obtaining Seller’s written approval, which approval may be given or withheld in Seller's sole discretion. Any transfer, directly or indirectly, of any stock, partnership interest or other ownership interest in Purchaser in excess of 49% without Seller's written approval, which approval shall not be unreasonably withheld, delayed or conditioned, shall constitute a default by Purchaser under this Agreement, provided, however, (i) Purchaser may assign this Agreement one time at or prior to Closing to a Permitted Affiliate without Seller's consent, and (ii) Seller or Purchaser may assign its rights under this Agreement to a reputable exchange accommodation to facilitate a tax deferred exchange pursuant to Sections 4.8 and 4.9 hereof. For purposes hereof, the term “Permitted Affiliate” means an entity that controls, is controlled or managed by, or is under common control with Purchaser, Steadfast Apartment REIT, Inc., and/or those persons controlling and/or managing Purchaser and is solvent at the time of assignment and at the time of Closing, is not rendered insolvent by such assignment, and has sufficient assets to consummate the transaction contemplated herein. No transfer or assignment by Purchaser shall release or relieve Purchaser of its obligations hereunder.
11.2    Notices. Any notice, request or other communication (a “notice”) required or permitted to be given hereunder shall be in writing and shall be delivered by hand or overnight courier (such as United Parcel Service or Federal Express), sent by facsimile (provided a copy of such notice is deposited with an overnight courier for next business day delivery), mailed by United States registered or certified mail, return receipt requested, postage prepaid and addressed to each party at its address as set forth below or electronically by email. Any such notice shall be considered given on the date of such hand or courier delivery, confirmed facsimile or email transmission if received on a business day (provided a copy of such notice is deposited with an overnight courier for next business day delivery), deposit with such overnight courier for next business day delivery, or deposit in the United States mail, but the time period (if any is provided herein) in which to respond to such notice shall commence on the date of hand or overnight courier delivery or on the date received following deposit in the United States mail as provided above. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice. By giving at least five (5) days' prior written notice thereof, any party may from time to time and at any time change its mailing address hereunder. Any notice of any party may be given by such party's counsel.

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The parties' respective addresses for notice purposes are as follows. Telephone numbers are given for convenience of reference only. Notice by telephone shall not be effective.
If to Seller:
Centennial Holding Company, LLC
3348 Peachtree Road, NE
    Suite 1000
    Atlanta, GA 30326
Attention: Andrew Trotter
Telephone: 404/835-3152
Facsimile: 404/816-8088
Email : atrotter@centennialholdingco.com
with a copy to:

Burr & Forman LLP
171 17th Street NW
Suite 1100
Atlanta, Georgia 30363
Attention: Rick Fishman, Esq.
Telephone: 404/685-4307
Facsimile: 404/817-3244
Email: rfishman@burr.com
and a copy to:
Mayer Brown LLP
1999 K Street NW
Washington, DC 20006
Attention: John W. Jarrell, Jr.
Telephone: 202/263-3249
Facsimile: 202/263-5249
Email: jjarrell@maverbrown.com

and a copy to:

The Carlyle Group
1001 Pennsylvania Avenue, NW
Suite 220 South
Washington, DC 20004
Attention: George Gummere
Telephone: 202/729-5565
Email: george.gummere@carlyle.com

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If to Purchaser:
Steadfast Asset Holdings, Inc.
18100 Von Karman, Suite 500
Irvine, California 92612
Attention: Ana Marie del Rio, Esq.
Telephone: 949/852-0700
Facsimile: 949/852-0143
Email: AnaMarie.delRio@SteadfastCo.com

and a copy to:

Morris, Manning & Martin, LLP
1600 Atlanta Financial Center
3343 Peachtree Road NE
Atlanta GA 30326-1044
Attention: Christina M. Graham, Esq.
Telephone: 404/504-7652
Email: cmg@mmmlaw.com
If to Escrow Agent:
Fidelity National Title Insurance Company
1300 Dove Street, Suite 310
Newport Beach, CA 92660
Attention: Brian Lewis
Telephone: 949/622-5000
Facsimile: 866/935-6314
Email: brian.lewis@fnf.com

11.3    Modifications. This Agreement cannot be changed orally, and no agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought. Signatures inscribed on the signature pages of this Agreement or any formal amendment which are transmitted by telecopy or email transmission (e.g., PDF files) shall be valid and effective to bind the party so signing.  Each party agrees to promptly deliver to the other party an executed original of this Agreement or any such formal amendment with its actual signature, but a failure to do so shall not affect the enforceability of this Agreement or any such formal amendment, it being expressly agreed that each party to this Agreement or any formal amendment shall be bound by its own telecopied or emailed signature and shall accept the telecopied or emailed signature of the other party to this Agreement or any formal amendment.

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11.4    Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State in which the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The final day of any such period shall be deemed to end at 5:00 p.m., Eastern time.
11.5    Successors and Assigns. Subject to Section 11.1 hereof, the terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto.
11.6    Entire Agreement. This Agreement, including the Schedules, contain the entire agreement between the parties pertaining to the subject matter hereof and fully supersede all prior written or oral agreements and understandings between the parties pertaining to such subject matter.
11.7    Further Assurances. Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement. Without limiting the generality of the foregoing, Purchaser shall, if reasonably requested by Seller, execute acknowledgments of receipt with respect to any materials delivered by Seller to Purchaser with respect to the Property. The provisions of this Section 11.7 shall survive Closing.
11.8    Counterparts. This Agreement may be executed in identical counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Agreement.
11.9    Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.
11.10    Applicable Law. This Agreement is performable in the state in which the Property is located and shall in all respects be governed by, and construed in accordance with, the substantive federal laws of the United States and the laws of such state. Seller and Purchaser hereby irrevocably submit to the jurisdiction of any state or federal court sitting in the state and judicial district in which the Property is located in any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard and determined in a state or federal court sitting in the state and judicial district in which the Property is located. Purchaser and Seller agree that the provisions of this Section 11.10 shall survive the Closing of the transaction contemplated by this Agreement.

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11.11    No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.
11.12    Seller's Access to Records after Closing. Purchaser shall reasonably cooperate with Seller, at Seller’s sole cost, for a period of one (1) year after Closing to make available Purchaser's employees and Property records, as Seller may reasonably request, in case of Seller's need in response to any legal requirement, tax audit, tax return preparation, securities law filing, or litigation threatened or brought against Seller, by allowing Seller and its agents or representatives access, upon reasonable advance notice (which notice shall identify the nature of the information sought by Seller), at all reasonable times to examine and make copies of any and all instruments, files and records which predate the Closing; provided, however, that nothing contained in this Section shall require Purchaser to retain any files or records for any particular period of time. This Section 11.12 shall survive Closing.
11.13    Schedules. The following schedules attached hereto shall be deemed to be an integral part of this Agreement:
Schedule 1.1 (a)    -    Legal Description of the Land
Schedule 1.1(d)    -    Inventory of Tangible Personal Property
Schedule 1.1(e)    -    Rent Roll
Schedule 1.6(a)    -    Earnest Money Wiring Instructions
Schedule 3.1        -    Deliveries
Schedule 4.2(a)    -    Special Warranty Deed
Schedule 4.2(b)    -    Bill of Sale and Assignment
Schedule 4.2(c)    -    Tenant Notice
Schedule 4.2(d)    -    Seller's Closing Certificate
Schedule 5.1        -    Seller's Disclosure Statement
Schedule 5.1(h)    -    List of Service Contracts
Schedule 5.7(b)    -    Schedule of Must Take Service Contracts
11.14    Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.
11.15    Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any schedules or amendments hereto.

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11.16    Termination of Agreement. It is understood and agreed that if either Purchaser or Seller terminates this Agreement pursuant to a right of termination granted hereunder, such termination shall operate to relieve Seller and Purchaser from all obligations under this Agreement, except for such obligations as are specifically stated herein to survive the termination of this Agreement.
11.17    Survival. The provisions of the following Sections of this Agreement shall survive Closing and shall not be merged into the execution and delivery of the Deed: 3.1(c); 4.2(c); 4.4; 4.5; 4.8; 4.9; 5.1; 5.2; 5.3; 5.5; 5.6; 5.7; Article 8; Article 9; 11.7; 11.10; 11.12; 11.17; 11.22; 11.23; those additional provisions of Article 11 which govern the administration, interpretation or enforcement of this Agreement; and any other provisions contained herein that by their terms survive the Closing (the “Obligations Surviving Closing”). Except for the Obligations Surviving Closing, all representations, warranties, covenants and agreements contained in this Agreement shall be merged into the instruments and documents executed and delivered at Closing. The Obligations Surviving Closing shall survive the Closing; provided, however, that the representations and warranties of Seller contained in Section 5.1, as updated by Seller's Closing Certificate, and the representations and warranties of Purchaser contained in Section 5.5, shall survive for the period, and are subject to the terms, set forth in Sections 5.3 and 5.6 respectively.
11.18    Time of Essence. Time is of the essence with respect to this Agreement.
11.19    Covenant Not to Record. Purchaser shall not record this Agreement or any memorandum or other evidence thereof. Any such recording shall constitute a material default hereunder on the part of Purchaser.
11.20    Limitation of Seller's Liability. Purchaser shall have no recourse against any of the past, present or future, direct or indirect, shareholders, partners, members, managers, principals, directors, officers, agents, incorporators, affiliates or representatives of Seller or its general partner or of any of the assets or property of any of the foregoing for the payment or collection of any amount, judgment, judicial process, arbitral award, fee or cost or for any other obligation or claim arising out of or based upon this Agreement and requiring the payment of money by Seller. This Section 11.20 shall survive the Closing.
11.21    JURY WAIVER. IN ANY LAWSUIT OR OTHER PROCEEDING INITIATED BY SELLER OR PURCHASER UNDER OR WITH RESPECT TO THIS AGREEMENT, SELLER AND PURCHASER EACH WAIVE ANY RIGHT IT MAY HAVE TO TRIAL BY JURY.

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11.22    Audit Requirements. Seller shall, at no cost to Seller, provide to Purchaser (at Purchaser’s expense) copies of, or shall provide Purchaser reasonable access to, such factual information as may be (a) necessary to conduct any audit required by Rule 3-14 of Securities and Exchange Commission Regulation S-X (“Rule 3-14”), (b) reasonably requested by Purchaser and (c) in the possession of Seller, its property manager, accountants or affiliates, to enable Purchaser's auditor to conduct an audit, in accordance with Rule 3-14, of the income statements of the Property for the year to date of the year in which Closing occurs plus one (1) prior calendar year, if required by Rule 3-14 (provided, however, such audit shall not include an audit of management fees). Purchaser shall be responsible for all out-of-pocket costs associated with this audit. Seller shall reasonably cooperate (at no cost to Seller) with Purchaser’s auditor in the conduct of such audit. In addition, Seller agrees to provide to Purchaser, if reasonably requested by such auditor, historical financial statements for the Property for the year to date of the year in which Closing occurs plus one (1) prior calendar year, including (without limitation) income and balance sheet data for the Property, whether required before or after Closing, but only to the extent reasonably requested in connection with such Rule 3-14 audit. Seller shall maintain its records for use under this Section for a period of not less than one (1) year after the Closing Date. The provisions of this Section shall survive Closing. Notwithstanding anything contained herein to the contrary, Seller shall not be liable to Purchaser based on the results of any audit, or the lack of any information required to conduct such audit.
11.23    Attorneys' Fees. In any action to enforce or interpret the provisions of this Agreement, the party against whom any final judgment is entered agrees to pay the prevailing party all reasonable costs, charges, and expenses, including reasonable attorneys’ fees actually incurred in connection therewith.

[Signatures on following pages.]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

SELLER:

CARLYLE CENTENNIAL CREST AT BARRETT LAKES, L.P., a Delaware limited partnership

By:	Centennial Crest GP, LLC, a Delaware limited liability company, its authorized General Partner

By:	Centennial CCP GP I, LLC, a Delaware limited liability company, its sole Member

By:	Centennial Holding Company, LLC, a Georgia limited liability company, its Manager/Member

By:	/s/ W. Porter Payne, Jr.
Name:	W. Porter Payne, Jr.
Its:	Chief Executive Officer

[SIGNATURES CONTINUED ON THE FOLLOWING PAGES]

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PURCHASER:
STEADFAST ASSET HOLDINGS, INC.,
a California corporation

By:	/s/ Ana Marie del Rio
Name:	Ana Marie del Rio
Title:	Vice President

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

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Escrow Agent has executed this Agreement for the limited purposes set forth herein.
ESCROW AGENT:
FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:	/s/ Valerie Rapp
Name:	Valerie Rapp
Title:	VP Escrow Officer
MAVR@FNF.COM

[END OF SIGNATURES]

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Schedule 1.1(a)
LEGAL DESCRIPTION OF THE LAND
ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN LAND LOTS 791, 792 AND 793 OF THE 16TH DISTRICT, 2ND SECTION AND LAND LOT 210 OF THE 20TH DISTRICT, 2ND SECTION, OF COBB COUNTY, GEORGIA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT AN IRON PIN FOUND (1/2” REBAR) MARKING THE COMMON CORNER OF LAND LOTS 791, 792, 793 AND 794 OF THE 16TH DISTRICT, 2ND SECTION OF COBB COUNTY; THENCE ALONG THE SOUTH LINE OF LAND LOT 792 (SAID LINE BEING COMMON TO LAND LOTS 792 AND 793), SOUTH 89°47‘27“ WEST FOR A DISTANCE OF 669.80 FEET TO AN IRON PIN FOUND (1-1/2” CRIMPED TOP PIPE); THENCE DEPARTING SAID SOUTH LINE OF LAND LOT 792 AND PROCEED SOUTH 00°14‘00“ WEST FOR A DISTANCE OF 495.17 FEET TO AN IRON PIN PLACED (1/2” REBAR); THENCE SOUTH 00° 14‘00“ WEST FOR A DISTANCE OF 847.50 FEET TO AN IRON PIN PLACED (1/2” REBAR) ON THE SOUTH LINE OF LAND LOT 793 (SAID LINE BEING COMMON TO LAND LOTS 793 & 864); THENCE ALONG THE SOUTH LINE OF LAND LOT 793 (SAID LINE BEING COMMON TO LAND LOTS 793 & 864), NORTH 89°06‘43“ WEST FOR A DISTANCE OF 648.52 FEET TO A NAIL FOUND AT BASE OF 1” AXLE IN ROCK PILE MARKING THE SOUTHWEST CORNER OF LAND LOT 793 AND ON THE EAST LINE OF LAND LOT 210 OF THE 20TH DISTRICT, 2ND SECTION OF COBB COUNTY (SAID LINE HEREINAFTER BEING REFERRED TO AS THE DISTRICT LINE); THENCE DEPARTING SAID DISTRICT LINE AND PROCEED NORTH 88°55‘09“ WEST FOR A DISTANCE OF 363.02 FEET TO AN IRON PIN PLACED (1/2” REBAR); THENCE NORTH 31°11‘20“ WEST A DISTANCE OF 394.24 FEET TO AN IRON PIN FOUND (1/2” REBAR); THENCE NORTH 41°29‘14“ WEST A DISTANCE OF 94.44 FEET TO AN IRON PIN FOUND (5/8” REBAR); THENCE NORTH 45°20‘57“ WEST A DISTANCE OF 178.68 FEET TO AN IRON PIN FOUND (3/4” REBAR); THENCE NORTH 39°50‘52“ WEST A DISTANCE OF 80.81 FEET TO AN IRON PIN PLACED (1/2” REBAR); THENCE NORTH 23°17‘20“ WEST A DISTANCE OF 113.61 FEET TO AN IRON PIN PLACED (1/2” REBAR) ON THE EASTERLY RIGHT-OF-WAY LINE OF GREERS CHAPEL ROAD (VARIABLE R/W); THENCE ALONG THE EASTERLY RIGHT-OF-WAY LINE OF GREERS CHAPEL ROAD THE FOLLOWING COURSES AND DISTANCES: 1) 25.96 FEET ALONG THE ARC OF A CURVE TO THE LEFT, SAID CURVE HAVING A RADIUS OF 196.52 FEET AND BEING SUBTENDED BY A CHORD OF NORTH 03°11‘59“ EAST, 25.94 FEET TO A POINT; 2) THENCE NORTH 00°35‘06“ WEST FOR A DISTANCE OF 514.81 FEET TO AN IRON PIN PLACED (1/2” REBAR) WHERE GREERS CHAPEL ROAD INTERSECTS THE SOUTHEASTERLY RIGHT-OF-WAY LINE OF BARRETT LAKES BOULEVARD (VARIABLE R/W, FKA: NEW GREERS CHAPEL ROAD); THENCE ALONG THE SOUTHEASTERLY, SOUTHERLY AND SOUTHEASTERLY RIGHT-OF-WAY LINE OF BARRETT LAKES BOULEVARD (VARIABLE R/W) THE FOLLOWING COURSES AND DISTANCES: 1) 210.72 FEET ALONG THE ARC OF A CURVE TO THE RIGHT, SAID CURVE HAVING A RADIUS OF 348.00 FEET AND BEING SUBTENDED BY A CHORD OF NORTH 31°02‘21“ EAST, 207.52 FEET TO AN IRON PIN PLACED (1/2” REBAR); 2) THENCE SOUTH

41°36’50” EAST A DISTANCE OF 4.50 FEET TO AN IRON PIN PLACED (1/2” REBAR); 3) THENCE 192.98 FEET ALONG THE ARC OF A CURVE TO THE RIGHT, SAID CURVE HAVING A RADIUS OF 343.50 FEET AND BEING SUBTENDED BY A CHORD OF NORTH 64°28‘49“ EAST, 190.45 FEET TO AN IRON PIN PLACED (1/2” REBAR); 4) THENCE NORTH 09°25’32” WEST A DISTANCE OF 3.15 FEET TO AN IRON PIN PLACED (1/2” REBAR); 5) THENCE NORTH 80°29‘41“ EAST AND CROSSING THE DISTRICT LINE FOR A DISTANCE OF 754.59 FEET TO AN IRON PIN PLACED (1/2” REBAR); 6) THENCE 804.09 FEET ALONG THE ARC OF A CURVE TO THE LEFT, SAID CURVE HAVING A RADIUS OF 800.00 FEET AND BEING SUBTENDED BY A CHORD OF NORTH 51°42‘02“ EAST 770.67 FEET TO AN IRON PIN FOUND (3/4” REBAR); 7) THENCE NORTH 22°54‘22“ EAST A DISTANCE OF 408.52 FEET TO AN IRON PIN FOUND (1/2” REBAR); 8) THENCE 181.66 FEET ALONG THE ARC OF A CURVE TO THE RIGHT, SAID CURVE HAVING A RADIUS OF 522.96 FEET AND BEING SUBTENDED BY A CHORD OF NORTH 32°51‘26“ EAST, 180.75 FEET TO AN IRON PIN PLACED (1/2” REBAR); THENCE DEPARTING THE SOUTHEASTERLY RIGHT-OF-WAY LINE OF BARRETT LAKES BOULEVARD (VARIABLE R/W, FKA: NEW GREERS CHAPEL ROAD) AND PROCEED SOUTH 42°49‘17“ EAST FOR A DISTANCE OF 842.11 FEET TO AN IRON PIN PLACED (1/2” REBAR) WITHIN A GEORGIA POWER EASEMENT; THENCE SOUTH 89°27‘09“ WEST FOR A DISTANCE OF 290.07 FEET TO AN IRON PIN PLACED (1/2” REBAR) ON THE EAST LINE OF LAND LOT 792 (SAID LINE BEING COMMON TO LAND LOTS 791 & 792 OF THE 16TH DISTRICT, 2ND SECTION OF COBB COUNTY; THENCE ALONG THE EAST LINE OF LAND LOT 792 (SAID LINE BEING COMMON TO LAND LOTS 791 & 792), SOUTH 00°56‘29“ EAST FOR A DISTANCE OF 682.09 FEET TO AN IRON PIN FOUND (1/2” REBAR) MARKING THE COMMON CORNER OF LAND LOTS 791, 792, 793 AND 794 AND THE POINT OF BEGINNING. SAID TRACT OR PARCEL CONTAINING 67.83537 ACRES OR 2,954,909 SQUARE FEET.

Schedule 1.1(d)
INVENTORY OF TANGIBLE PERSONAL PROPERTY
[SEE ATTACHED PAGES]
[INTENTIONALLY OMITTED]

Schedule 1.1(e)
RENT ROLL
[SEE ATTACHED PAGES]
[INTENTIONALLY OMITTED]

Schedule 1.6(a)
EARNEST MONEY WIRING INSTRUCTIONS
[INTENTIONALLY OMITTED]

Schedule 3.1
Deliveries

	CONSTRUCTION / REHABILITATION	(Delivery Method)/ Delivered (Date)	Not applicable to Property	Not available to Seller
1	Plans & Specifications: Site plan and most current civil, landscape, architectural, structural mechanical, electrical and fire protection plans, including elevations	(On-Site)
2	Construction contracts, if any, including for all work completed in past 3 years	N/A
3	Current capital improvements with schedule (past 3 years)	(Electronic)
4	Detailed unit-by-unit list of upgraded vs. non-upgraded units (if applicable)	(Electronic)
5	Warranties in effect, if any (construction, roof, mechanical equipment, etc.)	(Electronic)
6
Copies of all licenses, permits, and governmental approvals, including business license (with expiration date & annual costs), fictitious business name statements and building permits (showing placed in service/completion dates)
(Electronic)
7	Certificate(s) of Occupancy for all buildings	(Electronic)
8	List and description of tenant or common area work in progress, if any	N/A
9	Copies of all governmental correspondence or notices pertaining to the property, including but not limited to building code, health code, zoning and fire code,	(Electronic)
10	Maintenance records/work orders, including water intrusion log, for past 12 months	(On-Site)
11	Operation & Maintenance (O&M) Manuals, if any, for maintenance of equipment or hazardous materials	(Electronic)
FINANCIAL
1	Monthly operating statements, YTD & 3-year historical (cash flow and income statements, balance sheets)	(Electronic)
2	Year-end financial statements: Trailing-12 and audited statements, past 3 years	(Electronic)
3	Operating budget, current year	(Electronic)
4	Property tax bills and Assessment notices, current and past 3 years, with proof of payment (including special assessments or districts and all documentation concerning appeals)	(Electronic)
5
Utility bills for any master-metered utility expenses and any resident unit utilities paid by the Property, monthly YTD and past calendar year (access to utility billing site is preferred, if applicable)
(Electronic)

6	List of utilities paid by Owner/Residents and list of account numbers	(Electronic)
7	List of meters and required deposits (if any / typically for gas, electric, water, phone)	(Electronic)
8	Security deposit/resident ledgers, current	(Electronic)
9	Name and version of accounting software (Yardi Voyager 6.0)	(Electronic)
10	Tax returns, past 3 years - For company purchases only	(Electronic)
11	Loan documents (full closing binder and all amendments/modifications/extensions) and all material correspondence and/or notices given to or received from lender/servicer - For loan assumptions only	N/A
12	REIT Property Services Questionnaire (form for completion to be provided by buyer)	(On-Site)
13	General Ledger, prior year, most recent quarter-end and YTD (in Excel format)	(Electronic)
14	Trial Balance, prior year, most recent quarter-end and YTD (in Excel format)	(Electronic)
15	Bank Statements and Reconciliations, prior year, most recent quarter-end and YTD (monthly)	(Electronic)
16	Cash Disbursement Journal, prior year, most recent quarter-end and YTD	(Electronic)
17	Check Register, prior year, most recent quarter-end and YTD	(Electronic)
18	Accounts Payable Aging Detail, prior year, most recent quarter-end and YTD	(Electronic)
19	Aged Delinquency Report (showing total rent outstanding) with status of any files placed for eviction or collection	(Electronic)
20	Rent and expense selections, prior year, most recent quarter-end and YTD (25 respective selections to be made by Buyer’s independent REIT 3-14 auditors based upon items received for #13-17 above)	(TBD)
21
Payroll selections, prior year, most recent quarter-end and YTD (2-months of selections with detailed support to be made by Buyer’s independent REIT 3-14 auditors; detailed support to be requested may include inputs, timecards, reimbursement calculations, agreements or contracts as necessary, to support and recalculate the payroll amounts shown in the financial statements)
(TBD)
MANAGEMENT/LEASING/OPERATIONS
1
Monthly rent rolls, prior year and YTD, in Excel (with all lease charges broken out, to include unit square footage, monthly rent, deposits, financial concessions, other concessions, lease term, extension options, defaults (financial or otherwise), and such other information as Buyer may require)
(Electronic)
2	Market rent survey (comparison of subject w/other properties)	(Electronic)
3	Occupancy history, monthly for past 3 years and current YTD	(Electronic)
4
Current leases for all tenants with all available tenant correspondence files, including amendments/letters/agreements/default notices given or received, with all historical litigation pleadings, if any (access to electronic lease files is preferred, if applicable)
(On-Site)
5
Current or former lease selections, as the case may be, with copies of back-up for rents received (for both resident and any housing authority portion paid, as applicable), prior year and YTD (25 selections to be made by Buyer’s independent REIT 3-14 auditors)
(TBD)

6	Current form of lease with all addenda	(Electronic)
7	List of leases under negotiation or currently out for signature	(On-Site)
8	Current tenant contact sheet (name, address, phone number)	(On-Site)
9	Current staff list (names, titles, hire dates, salary, unit info, hours per week, list of benefits, commissions offered, if any)	(Electronic)
10	Intentionally Deleted.
11	Intentionally Deleted.
12	Intentionally Deleted.
13	Inventory of personal property on site, including items such as furniture, supplies, appliances	(Electronic)
14	Property brochure	(Electronic)
15	List of all active vendors utilized at the property (name, function, contact information)	(Electronic)
16	Copies of all operating and management service contracts, including but not limited to:	(Electronic)
a. Advertising (including any apt. locator services & pay-per-lease agreements)
b. Alarm monitoring (including any firm alarm & security cameras)
c. Cable/TV (including any revenue sharing programs); if none, please indicate so in writing
d. Elevator
e. Equipment leases (such as copier, postage machines, key control systems)
f. Fire extinguisher (including any fire sprinkler systems)
g. Furniture rental
h. HVAC
i. Internet (including any leased equipment such as modems and firewalls
j. Janitorial services (including any uniform cleaning services)
k. Landscaping (including any pond/lake maintenance and snow removal)
l. Laundry
m. Pest control (including any termite contracts)
n. Phone (landlines, cell phones, pagers, answering service)
o. Pool (maintenance, emergency phone, etc.)
p. Property management agreement; indicate whether entity is related party for disclosure purposes
q. Security (including any on-site courtesy officer arrangements)
r. Trash (including recycling programs); Also a copy of the most recent invoice
s. Revenue Sharing (such as vending machines, pay phones)
t. Collection Recovery
u. Credit/application verification
v. Training programs (including any safety training materials and/or Safety Plan)

w. Software (including any property management software such as OneSite, Yardi, etc.)
x. Common Area Services (such as office cleaning, dog waste removal, etc.)
y. Utility Billing by Third Party
z. Gate/Access Systems (including software for programming access cards/remotes)
aa. Towing/Parking Services
bb. Website Domain (including any website hosting)
cc. Boiler Maintenance and Water Treatment
PHYSICAL ITEMS
1	Property information, including number of pools, spas, dumpsters (with size), buildings, storage units, laundry rooms	(Electronic)
2	Marketing photos, including aerial photos if available	(Electronic)
3	Parking: indicate carport, garages, or open spaces and how many of each	(Electronic)
4	Unit floor plans with sq. footage	(Electronic)
5	List of model units, if any (apt. #, bedrooms, rent loss)	(Electronic)
6	List of fire safety equipment, such as smoke sensors, suppression devices, etc. (including system type, rating, map of locations, etc.)	(On-Site)
7
Current insurance certificates: Evidence of Commercial Property Insurance and Certificate of Insurance and copies of all current Certificates of Liability Insurance for any commercial tenants (such as laundry, cell towers, etc.)
(Electronic)
8	Insurance loss run history, past 3 years and YTD (property & general liability)	(Electronic)
9	Copies of insurance policies, past 3 years	(Electronic)
10	All existing third party reports, including, but not limited to:
	a. Certified, as-built ALTA Survey	(Electronic)
b. Intentionally Deleted.
	c. Asbestos	N/A
	d. Lead-Based Paint Report	N/A
	e. Engineering study or inspection (structural or otherwise)	N/A
	f. Mold	(Electronic)
	g. Phase I Environmental	(Electronic)
h. Intentionally Deleted.
	i. Operations & Maintenance (O&M) Plans, if any	(Electronic)
	j. Radon	(Electronic)
	k. Soils/Geotechnical	N/A
	l. Termite	(Electronic)
	m. Fire/Life Safety Inspection Report (current)	(Electronic)
TITLE AND AGREEMENTS
1	Existing Owner’s Title Insurance Policy	(Electronic)
2	Zoning: any reports, compliance letters, maps, ordinances, amendments, unrecorded CC&R’s, special use permits, etc.	(Electronic)
3	Pending litigation summary and copies of all pleadings, if applicable	N/A

4	Governmental Agreements: Any city or county development agreements, bonds, tax increment financing agreements, municipal utility agreements, etc.	N/A
5	Condo / Association documents, if applicable (articles of incorporation, bylaws, unrecorded CC&R’s, Declaration of Horizontal Regime, budgets, material notices, rules and regulations, etc.)	(Electronic)
6	Development Agreements: Any unrecorded development agreements or restrictions with any private party	N/A
7	Access Agreements: Any unrecorded agreements for shared roadways, driveways or other access	(Electronic)
8	Amenities Agreements: Any unrecorded reciprocal easement agreements or shared used agreements for any amenities	N/A
9	Other Unrecorded Agreements: Any agreements that will be binding on the property after closing or that provide any material benefit to or obligation on the property	N/A

Schedule 4.2(a)
FORM OF LIMITED WARRANTY DEED

(Above Reserved for Recording)
After recording, please return to:
[INSERT SELLER COUNSEL]
STATE OF GEORGIA
COUNTY OF _____________
LIMITED WARRANTY DEED

THIS INDENTURE, made effective as of the _____ day of _____________, 20__, between ______________________________, a ____________________________ ("Grantor"), and _____________________, a _______________ ("Grantee");
W I T N E S S E T H:
THAT, for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) in hand paid and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby transfer and convey unto Grantee all Grantor's right, title and interest in and to that land lying in _____________ County, Georgia being more fully described in Exhibit "A" attached hereto and made a part hereof, together with all improvements located thereon, if any, together with all rights, members and appurtenances in any manner appertaining or belonging to said property (collectively, the "Property");
TO HAVE AND TO HOLD the Property unto Grantee forever in FEE SIMPLE.
AND THE SAID Grantor shall warrant and forever defend the right, title and interest to the Property unto Grantee against the claims of all persons claiming by, through or under Grantor, except for claims arising under and by virtue of the Permitted Exceptions attached hereto as Exhibit "B".
(The words "Grantor" and "Grantee" shall include all genders, singular and plural, and their respective heirs, successors and assigns where the context requires or permits);

IN WITNESS WHEREOF, Grantor has executed this Deed under seal on the day and year first above written.

Signed, sealed and delivered in the presence of: Unofficial Witness Notary Public My commission expires: __________ [NOTARIAL SEAL]	___________________________ By: _______________________________ Name: _____________________________ Title: ______________________________

Exhibits To
Limited Warranty Deed
A - Legal Description Of Land
B - Permitted Exceptions

Schedule 4.2(b)
[FORM OF BILL OF SALE AND ASSIGNMENT AND ASSUMPTION
OF LEASES AND SERVICE CONTRACTS]
* * *
BILL OF SALE AND ASSIGNMENT AND ASSUMPTION
OF LEASES AND SERVICE CONTRACTS
This Bill of Sale and Assignment and Assumption of Leases and Service Contracts (this “Agreement”) is made and entered into this ____ day of _____, 201_, by and between ___________________________, a ____________________ (“Seller”), and ___________________, a ___________ (“Purchaser”).
W I T N E S S E T H:
WHEREAS, Seller and Purchaser (by assignment from Steadfast Asset Holdings, Inc.) are parties to that certain Purchase and Sale Agreement, dated _____, 201_ [DESCRIBE AMENDMENTS, IF APPLICABLE] (the “Contract”), having [NAME OF ESCROW AGENT] as party for the limited purposes set forth therein;
WHEREAS, concurrently with the execution and delivery of this Agreement and pursuant to the Contract, Seller is conveying to Purchaser, by Limited Warranty Deed, (i) those certain tracts or parcels of real property located in the ______________, _____________ County, ____________, and more particularly described on Exhibit A, attached hereto and made a part hereof (the “Land”), (ii) the rights, easements and appurtenances pertaining to the Land (the “Related Rights”), and (iii) the buildings, structures, fixtures and other improvements on and within the Land (the “Improvements”; and the Land, the Related Rights and the Improvements being sometimes collectively referred to as the “Real Property”);
WHEREAS, Seller has agreed to convey to Purchaser certain personal property and assign to Purchaser certain leases and service contracts as hereinafter set forth;
NOW, THEREFORE, in consideration of the receipt of Ten Dollars ($10.00), the assumptions by Purchaser hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:
1.    Bill of Sale:
(a)    Seller hereby sells, assigns, transfers and conveys to Purchaser all of Seller's right, title and interest in, to and under the Tangible Personal Property and the Intangible Property. Seller warrants to Purchaser that Seller owns good title to the Tangible Personal Property, that the Tangible Personal Property is free and clear of all liens, charges and encumbrances other than the Permitted Exceptions (as defined in the Contract), and that Seller has full right, power and authority to sell the Tangible Personal Property and to make this Bill of Sale. Seller further warrants to Purchaser that Seller has not conveyed to any third party its right, title and interest, if any, in the Tangible Personal Property or the Intangible Property.

(b)    all of Seller's right, title and interest in, to and under all tangible personal property upon the Land or within the Improvements, including specifically, without limitation, appliances, equipment, furniture, furnishings, carpeting, draperies and curtains, tools and supplies, and other items of tangible personal property owned by Seller and used exclusively in connection with the ownership, use, maintenance or operation of the Land and the Improvements, and including those items of tangible personal property identified on Exhibit B, attached hereto and incorporated herein by this reference, but excluding (i) cash and cash equivalents (except to the extent prorated at Closing), and any reserves or other deposits funded or made in connection with any financing encumbering the Property, (ii) computer software and computer files, (iii) any time clock(s), (iv) personal property owned by tenants under the Leases, (v) any equipment installed by, or in connection with, any telecommunication or utility provider and which is owned by any party other than Seller (excluding any reversionary interest that Seller may have therein which shall be assigned to Purchaser to the extent assignable), (vi) any items owned by employees of Seller or any property manager, (vii) any items leased to Seller, (viii) any digital voice receivers used in connection with recorded music at the Property, and (ix) all brochures, advertising copy, promotional materials, manuals, reports, portfolios, binders, training materials and other items on which the name “Century” or any of the Marks (as defined in Section 1.7 of the Contract) appears (the property described in this clause (d), other than the excluded items, being herein referred to collectively as the “Tangible Personal Property”). Seller agrees to cooperate reasonably, if feasible, with Purchaser to transfer any property specific computer data files in electronic format to Purchaser provided Seller is not in breach of any license agreement or other agreement with respect to the transfer of such data;
(c)    all of Seller's right, title and interest in, to and under (i) the Designated Service Contracts (as defined in Section 5.7 of the Contract); (ii) all assignable existing warranties and guaranties issued to or inuring to the benefit of Seller in connection with the Improvements or the Tangible Personal Property; (iii) all governmental permits, licenses and approvals, if any, belonging to or inuring to the benefit of Seller and pertaining to the Real Property or the Tangible Personal Property, but only to the extent that such permits, licenses and approvals are assignable and only to the extent that such permits, licenses and approvals relate to the Real Property or the Tangible Personal Property as opposed to other property of Seller or its affiliates; (iv) resident and tenant files for current residents and tenants as of the Closing Date; (v) architectural and civil plans and specifications (to the extent in Seller's possession); (vi) other non-confidential and non-proprietary records owned by Seller and used in connection with the operation of the Real Property or any part thereof, and located on-site as of the Closing Date; (vii) all rights to use the name “Crest at Barrett Lakes” in connection with the Real Property; and (viii) all assignable telephone numbers and websites domain names associated with the Real Property including but not limited to the right, at Purchaser’s expense, to use www.______________________ for a period of one (1) year after the Closing solely for the purpose of forwarding visitors to Purchaser’s website for the Real Property; but excluding any rights in or to the use of the Marks (the property described in this clause (c), other than the excluded items, being sometimes herein referred to collectively as the “Intangible Property”). ;
2.    Assignment and Assumption of Leases:

(a)    Seller hereby sells, assigns, transfers and conveys to Purchaser all of Seller's right, title and interest as landlord in, to and under all rental agreements, leases and other agreements in effect as of the date of this Agreement demising space in or providing for the use or occupancy of the Real Property (the “Leases”), together with any and all unapplied refundable tenant security and other unapplied refundable deposits in Seller's (or any affiliate’s or agent’s) possession with respect to the Leases as of the date of this Agreement (collectively, the “Deposits”). The assignment of the Deposits has been made by means of a credit or payment on the closing statement executed by Seller and Purchaser.
(b)    Purchaser hereby assumes all of the covenants, agreements, conditions and other terms and provisions stated in the Leases which, under the terms of the Leases, are to be performed, observed, and complied with by the landlord from and after the date of this Agreement. Purchaser acknowledges that Purchaser shall become solely responsible and liable as landlord under the Leases for obligations arising or accruing from and after the date hereof.
(c)    For purposes of this Paragraph 2, the word “landlord” means the landlord, lessor or other equivalent party under any of the Leases, and the word “tenant” means the tenant, lessee or other equivalent party under any of the Leases.
3.    Assignment and Assumption of Service Contracts:
(a)    Seller hereby sells, assigns, transfers and conveys to Purchaser all of Seller's right, title and interest in, to and under those service, supply, equipment rental and similar agreements set forth on Exhibit C, attached hereto and made part hereof by this reference (the “Service Contracts”).
(b)    Purchaser hereby assumes all of the covenants, agreements, conditions and other terms and provisions stated in the Service Contracts which, under the terms of the Service Contracts, are to be performed, observed, and complied with by the property owner from and after the date of this Agreement. Purchaser acknowledges that Purchaser shall become solely responsible and liable under the Service Contracts for obligations arising or accruing from and after the date hereof, including with respect to any and all payments coming due under the Service Contracts for which Purchaser has received a credit or payment on the closing statement executed by Purchaser and Seller (the “Credited Payments”).
4.    Qualifications. This Agreement is subject to the Permitted Exceptions (as defined in the Contract). This Agreement is also subject to those provisions of the Contract limiting Seller's liability to Purchaser, including but not limited to Section 11.20 of the Contract.
5.    Counterparts. This Agreement may be executed in two or more identical counterparts, and it shall not be necessary that any one of the counterparts be executed by all of the parties hereto. Each fully or partially executed counterpart shall be deemed an original, but all of such counterparts taken together shall constitute one and the same instrument.
6.    Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.

7.    Governing Law. This Agreement shall be construed under and enforced in accordance with the laws of the State of Georgia.

EXECUTED effective as of the date first above written.

SELLER:
_________________________________,
a ____________________________
By: ___________________________,
a ____________________________
By: ___________________________
Name: __________________________
Title:__________________________

PURCHASER: ________________________________, a ____________________________ By: _________________________________ Name: _______________________________ Title: ________________________________

Exhibits to Bill of Sale and Assignment
A - Legal Description of Land
B - Inventory of Tangible Personal Property
C - List of Designated Service Contracts

EXHIBIT 4.2(c)
“TENANT NOTICE “
_______________, 201_

TO:	All Valued Residents of [**COMMUNITY NAME**]

Re:    Notice of Lease Assignment and Transfer of Security Deposit

This letter is to notify you that the property commonly known as [**COMMUNITY NAME**], [**ADDRESS**] (“Property”) has this date been sold and the ownership transferred.

In connection with this sale, all of the interest of the lessor under your lease of space in the Property, together with your security deposit, have been transferred to the new owner. You are hereby notified that, from and after the date hereof and until further notice, all future payments under your lease should be made payable to [**COMMUNITY NAME**] and mailed to [**COMMUNITY LEASING OFFICE ADDRESS**]. In addition, all questions or other matters regarding your lease should be directed to the property manager at [**COMMUNITY LEASING OFFICE PHONE NUMBER**].

Thank you for your cooperation.

Very truly yours,
(legal signature block)

Schedule 4.2(d)

FORM OF SELLER'S CLOSING CERTIFICATE
_____________________________________________________________________________
THIS CERTIFICATION is made as of _____________, 201_, by ___________________________, a ____________________ (“Seller”), in favor of _______________________, a __________ (“Purchaser”).
Seller hereby certifies to Purchaser that the representations and warranties of Seller set forth in Section 5.1 of that certain Purchase and Sale Agreement between Seller and _________________________ [if applicable: as amended] (the “Agreement”) dated as of __________, 20__, as amended, are true and correct in all material respects as of the date hereof, except as to:

(a)	The Rent Roll attached hereto as Exhibit A replaces the Rent Roll attached to the Agreement as Schedule 1.3; and

(b)	[If applicable: The items disclosed on Exhibit B attached hereto replace Seller's Disclosure Schedule attached to the Agreement as Schedule 5.1].
The representations and warranties set forth in Section 5.1 of the Agreement, as updated by this Certificate of Seller's Representations and Warranties, will survive only for a period of nine (9) months from the date hereof.
This certificate is delivered pursuant to Section 4.2(d) of the Agreement, and Seller's liability hereunder is subject to Section 5.3 of the Agreement, including the Cap as defined therein.
___________________________, a ____________________

By:
___________________, its _______________

Exhibits to Seller's Closing Certificate
Exhibit A --     Updated Rent Roll
Exhibit B --     Additional Items for Seller's Disclosure Schedule [if applicable]

Schedule 5.1
SELLER'S DISCLOSURE STATEMENT
NONE.

Schedule 5.1(h)
LIST OF SERVICE CONTRACTS
[SEE ATTACHED PAGES]

[INTENTIONALLY OMITTED]

Schedule 5.7(b)
SCHEDULE OF MUST TAKE SERVICE CONTRACTS
1.    Great American Lease
2.    Clubhouse Services
3.    Deep Green
4.    Comcast